Exhibit 2.4

EXECUTION VERSION

PROJECT ADMINISTRATION AGREEMENT

Dated as of December 20, 2013

by and between

PATTERN PANHANDLE WIND 2 LLC

and

PATTERN OPERATORS LP

*** Certain information has been omitted pursuant to a request for confidential treatment and filed separately with the U.S. Securities and Exchange Commission.

ARTICLE I	DEFINITIONS AND USAGE
Section 1.01	Definitions	1
ARTICLE II	ADMINISTRATOR’S RESPONSIBILITIES
Section 2.01	Direction from Class B Member	6
Section 2.02	Responsibilities on and after the Funding Date	7
ARTICLE III	STANDARD OF PERFORMANCE
Section 3.01	Diligence, Care and Prudence	13
Section 3.02	Limitation on Liability	14
ARTICLE IV	COMPENSATION AND PAYMENT
Section 4.01	Wind Farm Services Fees	15
Section 4.02	Billing and Payment	16
Section 4.03	Records	16
ARTICLE V	DELAYS; FORCE MAJEURE
Section 5.01	Delays	16
Section 5.02	Force Majeure	17
ARTICLE VI	DISPUTE RESOLUTION
Section 6.01	Procedure	17
Section 6.02	Continuation of Work	17
ARTICLE VII	COMMENCEMENT AND TERMINATION
Section 7.01	Term	18
Section 7.02	Renewals	18
Section 7.03	Early Termination	18
ARTICLE VIII	DEFAULT
Section 8.01	Events of Default	19
Section 8.02	Bankruptcy	19
Section 8.03	Remedies	20
ARTICLE IX	INDEMNIFICATION AND LIMITATION OF LIABILITY
Section 9.01	Indemnification	20
Section 9.02	Exclusion of Consequential Damages	21
Section 9.03	Total Limitation on Liability	21
Section 9.04	Supremacy	21
ARTICLE X	MISCELLANEOUS
Section 10.01	Assignment	21

Schedule 1:                      Principal Project Documents; Real Estate Documents

PROJECT ADMINISTRATION AGREEMENT

THIS PROJECT ADMINISTRATION AGREEMENT (the “Agreement”) is made as of this 20th day of December, 2013 (the “Effective Date”), by and between PATTERN PANHANDLE WIND 2 LLC, a Delaware limited liability company (the “Company”) and PATTERN OPERATORS LP, a Delaware limited partnership (the “Administrator”).

W I T N E S S E T H:

WHEREAS, the Company is developing an approximately 181.7 MW wind-powered electric generating facility in Carson County, Texas (the “Wind Farm”) and the Administrator has expertise in providing administrative services to wind farms; and

WHEREAS, the Company wishes to engage the Administrator, and the Administrator wishes to accept such engagement, to provide administrative services for the benefit of the Company, Panhandle Wind Holdings 2 LLC, a Delaware limited liability company (“Panhandle Holdco”) and the Wind Farm in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

Section 1.01                      Definitions.  Unless the context shall otherwise require or the express terms of this Agreement shall otherwise provide, capitalized terms used in the recitals hereto shall have the meanings given to them in the recitals and capitalized terms used in this Agreement shall have the following meanings:

“Administrative Services” means the responsibilities of the Administrator under Article II of this Agreement.

“Administrator” is defined in the preamble.

“Affiliate” of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified.  A Person shall be deemed to be “controlled by” another Person if such other Person holds or beneficially owns twenty percent (20%) or more of the equity interest in the Person specified or twenty percent (20%) or more of any class of voting securities of the Person specified.

“Agreement” is defined in the preamble.

“Approved Budget” is defined in Section 2.02(n).

“BOP Contract” is defined on Schedule 1.

“BOP Contractor” is defined on Schedule 1, and its successors and permitted assigns or any counterparty to any replacement BOP Contract.

“BOP O&M Contract” is defined on Schedule 1.

“BOP O&M Contractor” is defined on Schedule 1, and its successors and permitted assigns or any counterparty to any replacement BOP O&M Contract.

“Build-Out Agreement” is defined on Schedule 1.

“Certified Public Accountants”  means any of the following independent public accountants selected from time to time by the Company: Deloitte & Touche USA LLP, Ernst & Young LLP, KPMG LLP and Pricewaterhouse Coopers LLP, or any other such accountants approved by the Company.  The initial Certified Public Accountants are Ernst & Young LLP with respect to financial matters and Deloitte & Touche USA LLP with respect to tax matters.

“Class A Equity Investors” means [***] and their successors and permitted assigns.

“Class A Member” means, after the Funding Date (as defined in the ECCA), the Class A Equity Investors.

“Class B Member” means Panhandle B Member 2 LLC, a Delaware limited liability company.

“Company” is defined in the preamble.

“Core Duties” shall consist of the following services to be provided with respect to the Company: (i) representing the Company, and supervising and monitoring, in each case with respect to Service Providers, (ii) bookkeeping and record keeping, (iii) overall coordination of the Company’s administrative activities (including, the Administrative Services), (iv) reporting to and communicating with the Members, (v) depositing funds into the accounts maintained on behalf of the Company pursuant to Section 2.01(a) hereof, (vi) payment of the Company’s administrative expenses out of Company funds, (vii) budgeting, (viii) obtain and maintain commercially available insurance pursuant to Section 2.02(s), and (ix)  the making of distributions by the Company to Panhandle Holdco out of available cash, after payment of loans made by Panhandle Holdco to Company (to the extent permitted by the Energy Hedge Counterparty) and from Panhandle Holdco to the Members out of Distributable Cash as provided under the relevant provisions of the LLC Agreement and as defined therein.

“CPI” shall mean the Consumer Price Index, “All Urban Consumers; U.S. City Average,” as published by the Bureau of Labor Statistics, or if such index shall cease to

*** Certain information has been omitted pursuant to a request for confidential treatment and filed separately with the U.S. Securities and Exchange Commission.

be published, such other index as shall be reasonably selected by Panhandle Holdco and the Administrator.

“Distributable Cash” is defined in the LLC Agreement.

“ECCA” means that certain Equity Capital Contribution Agreement, dated as of the date hereof, among the Class B Member, Panhandle Holdco and the Class A Equity Investors (as defined herein), as amended from time to time.

“Effective Date” is defined in the preamble.

“Emergency Expenditure” is defined in Section 4.01(c).

“Energy Hedge Agreement” is defined in Schedule 1.

“Energy Hedge Counterparty” is defined on Schedule 1, and its successors and permitted assigns or any counterparty to any replacement Energy Hedge Agreement.

“Energy Services Agreement” is defined in Schedule 1, as amended or replaced from time to time.

“Energy Services Manager” is defined on Schedule 1, and its successors and permitted assigns or any counterparty to any replacement Energy Services Agreement.

“Events of Default” is defined in Section 8.01.

“Exempt Wholesale Generator” means an “exempt wholesale generator” as such term is defined in Section 1262(6) of the Energy Policy Act of 2005 and the FERC’s rules at 18 C.F.R. § 366.1.

“FERC” means the Federal Energy Regulatory Commission and any successor thereto.

“Fiscal Quarter” means each quarterly period ending on March 31, June 30, September 30 and December 31, respectively.

“Fiscal Year” means the calendar year and, in the case of the initial Fiscal Year, the period beginning on the Funding Date and ending on the last date of the first calendar year to end thereafter.

“Financing Agreement” means that certain Construction Loan Financing Agreement, dated as of the date hereof, by and among the Company and as defined therein: the Lender, the Issuing Bank and Administrative Agent.

“Force Majeure” means any circumstances beyond the reasonable control of Administrator and which the Administrator could not have avoided by reasonable measures that causes delay in, or failure of, performance of obligations under this Agreement, and then only to the extent the circumstance is not the result of the willful misconduct or negligent act or omission of Administrator.  To the extent that the following fall within the foregoing limitations, they will fall within the definition of “Force Majeure”:  acts of God; fire; accident; flood; explosion; war; hurricane; tornado; riot; government action or inaction; national strike, collective bargaining obligations or labor dispute (other than any such action by or in relation to Administrator).

“FPA” means the Federal Power Act of 1935, as amended, 16 U.S.C. § 792 et seq.

“Funding Date” means the “Funding Date” under the ECCA.

“GAAP” means generally accepted United States accounting principles, consistently applied.

“IRS”  means the U.S. Internal Revenue Service or any successor agency.

“Independent Engineer” means GL Garrad Hassan America, Inc., or such other Person which may be appointed in accordance with the LLC Agreement.

“Interconnection Agreement” is defined in Schedule 1.

“Interconnector” is defined on Schedule 1, and its successors and permitted assigns or any counterparty to any replacement Interconnection Agreement.

“LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Panhandle Holdco to be entered into as of the Funding Date by the Members pursuant to the ECCA, substantially in the form of Annex 1 to the ECCA, and any subsequent Limited Liability Company Agreement of Panhandle Holdco.

“Managing Member” means the “Managing Member” under the LLC Agreement.

“Member Loans” is defined in the LLC Agreement.

“Members” is defined in the LLC Agreement.

“O&M Agreement” is defined on Schedule 1.

“O&M Contractor” is defined on Schedule 1, and its successors and permitted assigns and any counterparty to any replacement O&M Agreement.

“Panhandle Holdco” is defined in the preamble.

“Pattern” means Pattern Energy Group Inc., its successors or assigns.

“Pattern Development” means Pattern Energy Group LP, its successors or assigns.

“Permitted Remedial Loans” is defined in the LLC Agreement.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or governmental authority or any department or agency thereof or any other entity.

“Principal Project Documents” means those documents listed on Schedule 1.

“Project Completion Account” is defined in the ECCA.

“Protected Party” is defined in Section 9.01(b).

“PTC”  means a renewable electricity production credit within the meaning of Section 45 of the Code or any successor to such section.

“PTC Period” means the period commencing on the effective date of the LLC Agreement and continuing through the end of the period in which PTCs are available in connection with the sale of electricity from any Wind Turbine.

“Punchlist Amount” means any amounts owed to the BOP Contractor and TSA Contractor under the BOP Contract or Turbine Supply Agreement, respectively, with respect to punch-list items after giving effect to payments made to the BOP Contractor or TSA Contractor, as applicable, on the Funding Date.

“QSE Services Agreement” is defined on Schedule 1.

“Real Property Documents” means the agreements listed on Schedule 1 and shall include the real property interests set forth therein.

“Reference Rate” means the rate as published, from time to time, in The Wall Street Journal as the prime lending rate or “prime rate” plus one percent (1%).

“Required Consent Percentage” is defined in the LLC Agreement.

“Service and Maintenance Agreement” is defined on Schedule 1.

“Service Providers” means the Energy Hedge Counterparty, Energy Services Manager, Interconnector, TSA Contractor, Transformer Supplier (HICO), Transformer Supplier (GE), BOP Contractor, BOP O&M Contractor, the O&M Contractor, and each other independent third party hired by the Company or the Administrator on behalf of the Company, to perform services for Panhandle Holdco, the Company or with respect to the Wind Farm, including other providers of scheduling, maintenance, repair and warranty services, certified public accountants, tax return preparers, law firms, engineering firms, power and REC brokers or marketers, and other professional advisors and consultants.

“Shared Facilities Agreement” is defined on Schedule 1.

“Tax Agreements” is defined on Schedule 1.

“Term” is defined in Section 7.01(a).

“Transaction” is defined in Section 10.09(c).

“Transaction Expenses” is defined in the ECCA.

“Transformer Supplier (HICO)” is defined on Schedule 1, and its successors and permitted assigns or any counterparty to the applicable replacement Transformer Purchase Agreement.

“Transformer Supplier (GE)” is defined on Schedule 1, and its successors and permitted assigns or any counterparty to the applicable replacement Transformer Purchase Agreement.

“Transformer Purchase Agreement(s)” is defined on Schedule 1.

“TSA Contractor” is defined on Schedule 1, and its successors and permitted assigns or any counterparty to any replacement Turbine Supply Agreement.

“Turbine Supply Agreement” is defined on Schedule 1.

“Wind Farm” is defined in the Recitals clauses.

“Wind Farm Site” means the real property estates created by the Real Property Documents covering the Wind Farm.

“Wind Farm Services Fee” is defined in Section 4.01(a).

ARTICLE II
ADMINISTRATOR’S RESPONSIBILITIES

Section 2.01  Direction from Class B Member.  So long as the Class B Member is the Managing Member, all requests, notices and other communications and all authorizations, consents of Panhandle Holdco, approvals or directions given or made by the Class B Member, unless the context otherwise requires, shall be deemed to be given or made by the Class B Member in its capacity as Managing Member, on behalf of Panhandle Holdco as sole member of the Company, whether or not so specified.  The Administrator may rely on any such request, notice, communication, authorization, consent, approval or direction as having been given or made by the Company.  Notwithstanding the foregoing, nothing herein shall imply any guaranty or undertaking by the Class B Member with respect to the obligations of the Company hereunder.  The Administrator shall perform the Administrative Services solely in accordance with the authority granted to the Administrator herein.

Section 2.02  Responsibilities on and after the Funding Date.  Commencing on the Funding Date (or, on the Effective Date with respect to any services referred to below that the Company (for itself or on behalf of Panhandle Holdco) requests Administrator to provide; provided that Administrator and the Company agree on reasonable compensation for such services) and continuing throughout the remainder of the Term, the Administrator shall provide the following administrative services on behalf of the Company and Panhandle Holdco, as applicable:

(a)           Maintain, (x) in the name and for the exclusive benefit of the Company, any bank accounts (including the Project Completion Account for so long after the Funding Date as funds remain therein) authorized by, and in a manner consistent with the provisions of, the ECCA, the LLC Agreement and the Energy Hedge Agreement, into or through which the Administrator shall promptly deposit the funds received by it on behalf of the Company with respect to the Wind Farm; and (y) in the name and for the exclusive benefit of Panhandle Holdco, any bank accounts authorized by, and in a manner consistent with the provisions of, the LLC Agreement, into or through which the Administrator shall promptly deposit the funds received by it on behalf of Panhandle Holdco with respect to the Wind Farm;

(b)           (i)           Collect on behalf of the Company, or cause to be so collected, all payments due to the Company with respect to the Wind Farm or otherwise;

(ii)           from the funds received under Section 2.3 of the ECCA, pay all amounts required to be paid from the funds deposited for such purpose in the Project Completion Account, as and when such amounts become due and payable, including (1) payment of the Punchlist Amount as required by the applicable Principal Project Documents, and (2) Transaction Expenses not paid on the Funding Date as they become due and payable; and

(iii)           promptly (but in no event later than the date such payment is due and payable) remit or direct to be remitted from funds of the Company amounts in payment of the expenses of the Company as provided for in the Approved Budget or in any variance therefrom approved in accordance with the LLC Agreement, or which constitute Emergency Expenditures;

(c)           Subject to the expenditure limitations set forth in the LLC Agreement, purchase or lease, at the sole expense of the Company (but subject to Section 4.01(c) of this Agreement), any materials, supplies and equipment necessary for the performance of the services to be performed by the Administrator pursuant to this Agreement and by the Class B Member under the LLC Agreement; provided that nothing herein shall imply any guarantee or undertaking by the Administrator with respect to the collection of amounts due to the Company which remain uncollected after commercially reasonable efforts by the Administrator, at the sole expense of the Company (but subject to Section 4.01(c) of this Agreement) and, subject to the limitations of the LLC Agreement, to collect such amounts, and nothing herein shall imply any duty of the Administrator under any circumstances to expend its own funds in payment of the sole expenses of the Company.  In addition, the Administrator shall (i) determine the need for, and, if it reasonably determines that doing so would be in the commercial interests of the Company, make or instruct the Company to make draws under a working capital or other facility of the Company permitted under the LLC Agreement, if any, and (ii) establish appropriate reserves, as contemplated by the definition of “Distributable Cash” in the LLC Agreement, as necessary to meet the Company’s cash flow requirements, in each case, in accordance with the direction and approval of the Class B Member in its capacity as the Managing Member of Panhandle Holdco, and shall cause such funds to be deposited into the Company’s accounts as required pursuant to the terms of the LLC Agreement;

(d)    Maintain complete and accurate financial books and records of Panhandle Holdco’s and the Company’s operations in accordance with the LLC Agreement, prudent business practices and GAAP and make such books and records available for inspection and copying during normal business hours on its premises by Panhandle Holdco, the Company, any Member or any other Person authorized by Panhandle Holdco or the Company to inspect or copy such books and records, subject to appropriate confidentiality safeguards;

(e)     Maintain at the Company’s principal office: (i) promptly after becoming available, a copy of (x) Panhandle Holdco's federal, state, and local income tax returns for each year and (y) the Company’s state, and local income tax returns for each year; (ii) a copy of the LLC Agreement and Panhandle Holdco’s and the Company’s Certificate of Formation, and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which the LLC Agreement and such Certificate of Formation and all amendments thereto which have been executed and copies of written consents of Members; (iii) information regarding the amount of cash and a description and statement of the agreed value of any other property and services contributed by each Member, and the date upon which each became a Member; and (iv) copies of records that would enable a Member to determine such Member's relative shares of Panhandle Holdco's distributions and such Member's relative voting rights;

(f)      Supervise and monitor the Company’s and each counterparty’s compliance (and where necessary or desirable, at the Company’s sole expense (but subject to Section 4.01(c) of this Agreement) and, subject to the limitations of the LLC Agreement, enforce each counterparty’s compliance) with the administrative terms and conditions of all contracts under which the Company has any obligations or rights, including the Principal Project Documents or, in the case of Principal Project Documents with respect to which and to the extent the performance of the Company’s obligations, or the supervision and monitoring of the counterparty’s compliance with the administrative terms of which, the Company has delegated such functions to a Service Provider (including the BOP O&M Contractor and the O&M Contractor), supervise and monitor the administrative aspects of such Service Provider’s performance of such delegated functions;

(g)      Perform on behalf of the Company all reporting and other routine administrative responsibilities reasonably believed by the Administrator to be required under the Principal Project Documents (except to the extent required to be performed by the BOP O&M Contractor and the O&M Contractor under the BOP O&M Contract and

O&M Agreement, respectively) and appropriately maintain the corporate documents of the Company;

(h)           (i) Prepare and file or cause to be prepared and filed by the Certified Public Accountants on behalf of each of Panhandle Holdco and the Company pursuant to the LLC Agreement, at the sole expense of Panhandle Holdco and the Company (but subject to Section 4.01(c) of this Agreement), on a timely basis all federal, state and local tax returns and related information and filings required to be filed by Panhandle Holdco and the Company; (ii) deliver to Panhandle Holdco as the sole owner of the Company or the Members (1) by no later than March 1 of each year, a draft summary of the tax results of Panhandle Holdco for the previous year and estimated Schedule K-1s for the prior taxable year; and (2) by no later than June 15th of each year, draft tax returns of Panhandle Holdco proposed to be filed (or prior to such earlier date as Panhandle Holdco intends to file), and (iii) pay out of Panhandle Holdco’s and Company’s funds all taxes and other governmental charges shown to be due thereon before they become delinquent and make all tax elections believed by the Administrator to be necessary or desirable for the Company and Panhandle Holdco as the sole owner of the Company (subject to the LLC Agreement); provided the Administrator will not make any tax election that would cause Panhandle Holdco or the Company to be characterized as an association taxed as a corporation for United States federal income tax purposes or that is otherwise prohibited under the LLC Agreement;

(i)           (i) In consultation with Panhandle Holdco, direct the defense of any claims made by the IRS to the extent that such claims relate to the adjustment of Panhandle Holdco items at Panhandle Holdco level at the sole expense of the Company, (ii) promptly deliver to Panhandle Holdco a copy of all material notices, communications, reports and writings received from the IRS relating to or potentially resulting in an examination or adjustment of Panhandle Holdco items, and (iii) provide Panhandle Holdco, with prompt written notice of any meetings or conferences with the IRS;

(j)           Within forty-five (45) days after the end of each of the first two months of each Fiscal Quarter, prepare, or cause to be prepared, and submit to the Company, summaries of basic operating and financial results of the Wind Farm for such month, in a format to be agreed upon by the Administrator (and the BOP O&M Contractor or O&M Contractors, if appropriate) and Panhandle Holdco (but in each case as required by the LLC Agreement).  The Wind Farm monthly summary operations and financial results may be combined with other operations information, if any, provided by the BOP O&M Contractor and/or the O&M Contractor;

(k)           Within forty-five (45) days after the end of each Fiscal Quarter (or more often, at Administrator’s option), prepare, or cause to be prepared, and submit to the Company, a status report relating to the financial operations of the Wind Farm for such quarter (or for the applicable shorter period, if such report is submitted more frequently than quarterly), in a format to be agreed upon by the Administrator (and the BOP O&M Contractor or O&M Contractors, if appropriate) and the Company (but in each case as required by the LLC Agreement).  The Wind Farm operations report, which may be combined with other operations reports provided by the BOP O&M Contractor and/or the

O&M Contractor, will detail variances between actual and budgeted financial performance;

(l)           Within sixty (60) days after the end of each Fiscal Quarter, prepare, or cause to be prepared, and submit to Panhandle Holdco and the Company, unaudited internal GAAP financial statements for such quarter (including a balance sheet, income statement, statement of cash flows, statement of Members’ equity based on hypothetical liquidation book value (HLBV) methodology) in addition to a statement of each Member’s tax basis capital account, all in reasonable detail and fairly presenting the financial position of Panhandle Holdco and the Company as of the end of such quarter, and otherwise in a format to be agreed upon by the Administrator (and the BOP O&M Contractor or O&M Contractors, if appropriate) and Panhandle Holdco and the Company (but in each case as required by the LLC Agreement);

(m)           Supervise and monitor the Service Providers with respect to administrative aspects of their performance of services for Panhandle Holdco and the Company, and where necessary or desirable, at Panhandle Holdco and the Company’s sole expense (but subject to Section 4.01(c) of this Agreement), enforce each Service Provider’s compliance with its administrative obligations to Panhandle Holdco and the Company; provided that the Administrator’s responsibility for matters that are subject to the Company’s arrangements with Service Providers (other than Service Providers performing Core Duties) shall consist solely of such supervision and monitoring and shall not include responsibility for the proper performance of any such matters, and provided further that if Panhandle Holdco and the Company or Wind Farm is subject to any pending or threatened litigation, suit, claim, proceeding or investigation or Panhandle Holdco and the Company files or investigates filing any litigation, suit or claim, the Administrator shall not have any responsibility in connection therewith, including any responsibility to supervise or monitor Service Providers performing services related thereto, unless Panhandle Holdco or the Company, as the case may be, agrees to pay the relevant Service Provider for its actual time spent performing such services at rates reflecting reasonable third party rates for such services, taking into account the Administrator’s relevant experience and geographic location;

(n)           By no later than November 10th of each Fiscal Year, prepare, or cause to be prepared, and submit to the Independent Engineer and the Members, a proposed budget of the Wind Farm for the immediately following Fiscal Year, which shall be in a format to be agreed upon by the Administrator and the Class B Member and subject to approval of the Members, to the extent such approval is required by the terms of the LLC Agreement (as so approved, the “Approved Budget”).  The Approved Budget shall be prepared in accordance with the directions and requirements of the Company and the LLC Agreement;

(o)           Notify Panhandle Holdco, the Company, and the Members of any variance from an Approved Budget greater than ten percent (10%) promptly after learning of such variance, and to the extent approval of such material variance is required by the terms of the LLC Agreement, shall seek such approval of Members collectively holding the

Required Consent Percentage or such other percentage of Members required by the terms of the LLC Agreement;

(p)           (i) Within one hundred twenty (120) days after the end of each Fiscal Year, cause at the sole expense of the Company, Panhandle Holdco’s Certified Public Accountants to prepare, review and submit to the Members annual audited financial statements for Panhandle Holdco and the Company on a consolidated basis, and (ii) assist and cooperate with Panhandle Holdco’s and the Company’s Certified Public Accountants in connection with all audits made of the Company’s books and records;

(q)           Provide such readily available information to the Members as they may reasonably request from time to time;

(r)           Represent the Company in business matters with third parties to the extent contemplated by the Principal Project Documents and as directed by the Company, subject to the terms of the Financing Agreement,  and cause the Company to execute such additional documents reasonably deemed necessary or desirable by the Administrator to effectuate the transactions and agreements contemplated by the Principal Project Documents; provided that with respect to any such material additional document the Administrator shall be entitled to request and rely upon instructions from the Company;

(s)           (i) Cause the Company to obtain and maintain all commercially available insurance required by the Company to be maintained on behalf of the Company and the Wind Farm in accordance with the Principal Project Documents and the LLC Agreement, (ii) on an annual basis, provide Panhandle Holdco and the Company with certificates from the insurance broker verifying the insurance maintained with respect to the Company and the Wind Farm and setting forth the details of all active insurance policies in connection therewith, (iii) prepare, submit and administer any claim which may arise with respect to the Wind Farm or the Wind Farm Site under any insurance policy covering or relating to the Wind Farm; and (iv) consult with Panhandle Holdco regarding the status of any such claim; provided, however, that the Administrator shall not settle or conclude any such claim except to the extent permissible for the Managing Member to do so pursuant to the LLC Agreement; provided further, for the avoidance of doubt, that any costs of any insurance, insurance consultants or brokers, which in the Administrator’s reasonable judgment are necessary to perform such services, shall be for the sole expense of the Company;

(t)           Engage Service Providers as reasonably believed by the Administrator to be necessary or desirable (provided that, prior to the Flip Point (as defined in the LLC Agreement), any contract proposed to be entered into with a Service Provider shall to the extent required by Section 6.05 of the LLC Agreement be subject to the consent of the Members holding the Required Consent Percentage as set forth in the LLC Agreement; provided, further, that any contract proposed to be entered into with a Service Provider that is an Affiliate of the Administrator shall also be subject to the consent of the Company and, to the extent required by Section 6.05 of the LLC Agreement, the Members holding the Required Consent Percentage as set forth in the LLC Agreement) or as instructed by the Class B Member, to represent or perform services for the

Company or to perform Administrative Services, subject in all cases to Sections 4.01(a) and (c); provided that (i) the Administrator shall be entitled to request and rely upon instructions from the Company with respect to the engagement of any Service Provider (except to the extent that the consent of the Members is required pursuant to the LLC Agreement), (ii) it is understood that to the extent the Administrator engages a Service Provider to perform a Core Duty the Administrator shall bear the cost and expense associated with engaging such Service Provider and shall remain responsible for the proper performance of such Core Duty; provided that to the extent the Administrator engages a Service Provider to perform a service hereunder that is not a Core Duty the costs and expense associated with engaging such Service Provider shall be for the Company, and (iii) prior to the Flip Point (as defined in the LLC Agreement), any tax counsel engaged by the Administrator on behalf of Panhandle Holdco for material matters affecting the federal or state income tax return of the Class A Members (as defined in the LLC Agreement) shall be reasonably satisfactory to Class A Members holding eighty five percent (85%) of the then outstanding Class A Units (as defined in the LLC Agreement); provided that each of (i) Orrick, Herrington & Sutcliffe LLP, (ii) Milbank, Tweed, Hadley & McCloy LLP, and (iii) O’Melveny & Myers LLP shall be deemed satisfactory to, and may be engaged without consulting, the Class A Members;

(u)           (i) Procure and maintain all required governmental approvals and permits and prepare and submit all filings of any nature that are required to be made thereunder, in each case on behalf of and in the name of Panhandle Holdco and Company, (ii) prepare and submit all filings of any nature that are required to be made by the Company or Panhandle Holdco under any laws, regulations or ordinances applicable to the Company, the Wind Farm or Panhandle Holdco, (iii) upon becoming aware of any adverse change or possible adverse change to the Company’s status as an entity not required to seek FERC approval under the FPA, take all reasonable steps, in consultation with the Company, necessary to maintain or re-obtain, as applicable, such status, and (iv) maintain the Company’s status as an “Exempt Wholesale Generator;” provided that, in each case, (x) any costs incurred by the Administrator shall be for the Company, and (y) Administrator may delegate responsibility for such activity or duty, and if it has done so Administrator’s obligation shall be limited to supervision and monitoring of such Service Provider’s performance of such delegated activity or duty;

(v)           Not take any affirmative action as would cause Panhandle Holdco or the Company in any material respect to violate any federal, state or local laws and regulations, including environmental laws and regulations, and to the extent that the Administrator has knowledge of any such existing or prospective violation take, or direct Service Providers to take, commercially reasonable actions, at the sole expense (but subject to Section 4.01(c) of this Agreement) of Panhandle Holdco or the Company (unless such existing or prospective violation arises from breach of the Administrator’s duties hereunder), to redress or mitigate any such violation;

(w)           (i) Give prompt written notice to Panhandle Holdco, the Company and Members of any pending or, to the actual knowledge of the Administrator, threatened litigation, material disputes with governmental authorities, material defaults or material force majeure events under the Principal Project Documents and material losses suffered by the Wind Farm promptly after learning of the same, and (ii) furnish to the Members, or direct a Service Provider to so furnish, copies of all material documents furnished to Panhandle Holdco, the Company or the Administrator by any governmental authority or furnished to any governmental authority by the Company;

(x)           Make payments on any Member Loans or Permitted Remedial Loans outstanding under the LLC Agreement out of Distributable Cash, and thereafter, make distributions out of Distributable Cash as provided under the relevant provisions of the LLC Agreement;

(y)           Perform such other bona fide administrative tasks as the Class B Member may reasonably request from time to time in connection with or related to Panhandle Holdco, the Company and/or the Wind Farm, subject to appropriate exculpatory provisions as the Administrator may reasonably request, consistent with the terms of this Agreement;

(z)           Engage the Independent Engineer, at the sole expense of the Company (but subject to Section 4.01(c) of this Agreement), to perform all functions required by the Independent Engineer under the LLC Agreement;

(aa)           Administer on behalf of the Company, the collection and payment (including the submittal of invoices) of expenses required to be paid under any co-tenancy or similar agreement concerning common facilities, if any, entered into pursuant to a Build Out Agreement in a timely manner such that the Company or the counterparties to such agreements will have sufficient notice to be able to pay their respective expenses when due and payable pursuant to and in accordance with such agreements;

(bb)           Cause the Company to enter into any merchant power and renewable energy credit marketing agreements arranged by the Administrator and such other agreements related thereto including security agreements and letters of credit, in each case, as required under the LLC Agreement or as directed by the Class B Member, but, subject to receiving any necessary consent of the Class A Members to the extent required under the LLC Agreement; and

(cc)           Deliver to the Members promptly upon execution thereof, a copy of (i) any material amendment, modification, waiver or termination of a Principal Project Document; (ii) any substitution or replacement of any Principal Project Document; or (iii) any Principal Project Document entered into after the date hereof.

ARTICLE III
STANDARD OF PERFORMANCE

Section 3.01   Diligence, Care and Prudence.  The Administrator shall use such diligence, care and prudence in the performance of its duties set forth in Article II hereof (including in supervising, monitoring and enforcing any rights) and shall devote such time, effort and skills of its employees as an ordinary administrator in like position in the United States wind industry would do in like circumstances and consistent with this

Agreement and applicable laws (including permits); provided that the Administrator shall be deemed to have satisfied its duties:

(a)           in respect of supervision or monitoring of the BOP O&M Contractor and the O&M Contractor and monitoring of the Wind Farm Site (in the absence of actual knowledge of specific operational, maintenance or legal compliance issues requiring more extensive supervisory activities), and without any further investigation, verification or consultation by the Administrator, through (i) four (4) site visitations during each twelve (12) month period, (ii) semi-monthly telephone or personal communication with responsible officers of the BOP O&M Contractor and the O&M Contractor, and (iii) diligent review of periodic reports required to be issued by the BOP O&M Contractor and the O&M Contractor under the BOP O&M Contract and the O&M Agreement, respectively;

(b)           in respect of supervision or monitoring of Service Providers providing legal, accounting, tax preparation, engineering and advisory services, by diligent review of the work product of such Service Providers, and without any duty to conduct further investigation, verification or consultation, in the absence of actual knowledge that such work product is incorrect or incomplete; and

(c)           in respect of any specific matter or circumstance requiring interpretation, application, or enforcement of Principal Project Documents, by relying conclusively on the advice of qualified legal counsel and/or qualified industry consultants engaged to advise the Company or the Wind Farm with respect to such matter or circumstance.

It is understood and agreed that the Administrator is not guaranteeing or undertaking to procure any financial or other outcome with respect to the Company or Wind Farm.

Section 3.02                      Limitation on Liability.  The Administrator shall have no liability under this Agreement for failure to take actions as to which it has requested the consent of the Class B Member (or all of the Members, or Members holding the Required Consent Percentage, to the extent such Members’ consent is, in the reasonable good faith judgment of the Administrator, required under the LLC Agreement), for the Administrator to perform if such consent is not timely given (including actions requiring a variance from the Approved Budget for which a request for variance by the Administrator has been made and not timely approved), or for actions taken at the direction of the Class B Member (or all of the Members, or Members holding the Required Consent Percentage, to the extent such Members’ direction has been given pursuant to the LLC Agreement), or for actions requiring the expenditure of the Company funds if such funds are not available; provided, however, the Administrator shall not be excused from liability hereunder for gross negligence or willful misconduct in the performance of or failure to perform its obligations hereunder.

ARTICLE IV
COMPENSATION AND PAYMENT

Section 4.01    Wind Farm Services Fees.  Following the Funding Date, the Company shall pay to the Administrator the following fees for the Administrative Services and pay or reimburse the following expenses:

(a)           Services.  For each Fiscal Year (prorated to the extent that such year consists of more or less than 12 months) the Administrator shall be paid an amount equal to Four Hundred Seventy Five Thousand Dollars ($475,000) per annum (the “Wind Farm Services Fee”), payable in monthly increments on the first day of each month of a Fiscal Year (or on the Funding Date in the case of the first Fiscal Year) and adjusted annually to reflect changes in the CPI; provided that if the first day of the Term is not the first day of the month, the payment for the balance of that month shall be payable on the first day of the Term, or at the option of the Administrator, at the same time as the payment for the succeeding month.  It is understood by the Company that the Wind Farm Services Fee is inclusive of the Administrative Services.  No additional fees for the performance of the Administrative Services after the Funding Date will be charged to the Company in addition to the Wind Farm Services Fee.  If the Administrator, at the request of the Company, performs services not contemplated by the Administrative Services (including as a result of any additional contract entered into with Service Providers or any amendment to an existing contract with Service Providers), the fee for such additional services shall be such amounts payable at such times as the Administrator and the Company shall agree.

(b)           Expenses.  It is understood that all out-of-pocket expenses (not including any cost of retaining Service Providers to perform Core Duties, internal general and administrative overhead expenses, or the salaries of or benefits provided to any of the Administrator’s employees) incurred in the administration and operation of the Company and the Wind Farm are solely for the account of the Company and may be disbursed by the Administrator from the Company’s funds, subject to the consent of the Company as outlined in Section 4.01(c).  The Administrator shall be reimbursed for all reasonable other expenses that the Administrator incurs in connection with performance of its obligations under this Agreement (not including any cost of retaining Service Providers to perform Core Duties, internal general and administrative overhead expenses, or the salaries of or benefits provided to any of the Administrator’s employees), subject to the consent of the Company.

(c)           Consent.  The Administrator shall obtain the Company’s prior written consent before incurring any single expense hereunder in excess of Fifty Thousand Dollars ($50,000) and/or aggregate annual expenses of One Hundred Fifty Thousand Dollars ($150,000) unless such expenses are included in the Approved Budget or any variance thereof that has been approved by the Company; provided, however, that consent shall not be required (i) as to any Emergency Expenditure, or (ii) for reimbursement of the Administrator for any expense of a Service Provider (incurred in accordance with this Agreement) which, for the convenience of the Company, performs services by contract with the Administrator rather than directly with the Company and for which the Company bears no liability, provided that the Company has consented to such arrangement in writing. For this purpose, an “Emergency Expenditure” shall mean an expense with respect to the Company or the Wind Farm that is not included in an Approved Budget or any approved variance therefrom and that is incurred, in the reasonable judgment of the Administrator, to avoid or to mitigate a material risk of physical injury to any person, a material financial loss or damage to the Company or the Wind Farm or a violation of law.  The Administrator shall give prompt written notice to the Company of any Emergency Expenditure.

Section 4.02   Billing and Payment.  Within fifteen (15) days following the Administrator’s submission of an invoice to the Company reflecting any expenses due and payable by the Company (and including material identifying and substantiating, in reasonable detail, the nature of such expenses and the basis for reimbursement thereof), or reflecting the Wind Farm Services Fee, the Company shall:

(a)           Approve such payment to the Administrator of the expenses plus the portion of the Wind Farm Services Fee specified in such invoice, less any portion of such expenses that the Company disputes in good faith;

(b)           With respect to any disputed portion of such invoice, provide the Administrator with a written statement explaining, in reasonable detail, the basis for such dispute.  The parties shall attempt to resolve any such disputed portion in accordance with Article VI hereof; and

(c)           Any amount owed hereunder that remains unpaid more than ten (10) days after the date such amount is due and payable under this Agreement shall accrue interest at the Reference Rate beginning on the first (1st) day after such amount became due and payable.

Section 4.03    Records.  The Administrator shall retain copies of invoices submitted by it under Section 4.02 and of any third party invoices or similar documentation contained or reflected therein, for a minimum period of five (5) years or such longer period to the extent required by law.  Records maintained by the Administrator pursuant to this Section 4.03 shall be the property of the Company and shall not be destroyed, unless the Company shall have consented to such destruction in writing or declined in writing to accept possession of the records after the Administrator has advised the Company that the records will be destroyed.

ARTICLE V
DELAYS; FORCE MAJEURE

Section 5.01   Delays.  If the Administrator becomes aware of any event or circumstance that could prevent its performance of any of its obligations under this Agreement, the Administrator shall give prompt notice thereof to the Company.  The Administrator shall attempt in good faith to minimize any such delay, provided, however, that the Administrator shall not be obligated to undertake or perform any actions that are prohibited by contract or any applicable law or that would expose the Administrator to any material liability or to any material expense that is not reasonably expected to be promptly reimbursed or indemnified hereunder.

Section 5.02   Force Majeure.  Administrator will not be liable for, or be in default under this Agreement, as a result of, such Administrator’s failure or inability to perform any of Administrator’s obligations under this Agreement to the extent that such failure or inability is caused by an event of Force Majeure.  If Administrator claims there is a Force Majeure event, Administrator will notify the Company in writing and state in detail the nature and cause of the event as soon as possible after Administrator becomes aware of the event.

ARTICLE VI
DISPUTE RESOLUTION

Section 6.01  Procedure.  The parties shall attempt, in good faith, to resolve or cure all disputes (including disputes with respect to claimed Events of Default) by mutual agreement in accordance with this Article VI before initiating any legal action or attempting to enforce any rights or remedies hereunder (including termination), at law or in equity (regardless of whether this Article VI is referenced in the provision of this Agreement which is the basis for any such dispute).  If there is a dispute as to whether an Event of Default has occurred or if any other dispute under this Agreement has arisen, either party may give notice thereof to the other party which notice shall describe in reasonable detail the basis and specifics of the alleged Event of Default or dispute.  Within five (5) days after delivery of such notice, the designated representatives of both parties shall meet to discuss and attempt to resolve or cure such dispute or claimed Event of Default.  If such representatives are unable to resolve the dispute or claimed Event of Default within fifteen (15) days after delivery of such notice, the matter shall be referred to a “Senior Officer” of the Administrator and a “Senior Officer” of the Company for resolution or cure.  If such Senior Officers are unable to agree on an appropriate cure or resolution within ten (10) days after the matter has been referred to them, the parties may have recourse to mediation, arbitration or other alternative dispute resolution device of their mutual selection.  If the parties cannot agree on an alternative dispute resolution device, each party may pursue its legal remedies.

Section 6.02  Continuation of Work.  Pending final resolution of any dispute, the parties shall continue to fulfill their respective obligations under this Agreement; provided, however, that the Company may withhold any amount that is the subject of dispute from any payment otherwise due hereunder during the pendency of any dispute resolution proceeding.  If the Administrator prevails in such dispute, the Company shall immediately pay to the Administrator the unpaid amount in dispute with interest thereon, which interest shall accrue, at the Reference Rate, for each day from and including the date on which such amount was originally due to, but excluding, the date of actual payment thereof.

ARTICLE VII
COMMENCEMENT AND TERMINATION

Section 7.01  Term.

(a)            Except as may otherwise be provided herein, this Agreement shall commence on the Effective Date and remain in full force and effect following the Effective Date until and including the earlier of (A) the date of sale by the Company of the Wind Farm and the completion of all administrative duties necessary or desirable in connection with the winding up of the Company’s affairs and (B) the tenth (10th) anniversary of the Effective Date; provided that the date of expiration of this Agreement set forth in this clause (B) will automatically be extended beyond the tenth (10th) anniversary of the Effective Date for additional periods of one (1) year each, unless not less than sixty (60) days prior to the date of the current expiration of this Agreement set forth in this clause (B), a party provides written notice to the other party stating that the party wishes to terminate this Agreement on the date of the then current expiration of this Agreement (such period from the Effective Date until and including the earlier of the dates described in clauses (A) and (B) above, collectively, the “Term”).

(b)           In connection with the expiration of the Term or any termination pursuant to Section 7.03, the Administrator shall cooperate with all reasonable requests of the Company in connection with the transition of administrative services performed by the Administrator to the entity selected by the Company to undertake such services after such expiration or termination of the Term.  Following any termination pursuant to Section 7.03, the Administrator shall not be entitled to the Wind Farm Services Fee (or any other fees or reimbursement expenses other than reimbursement of reasonable expenses incurred by Administrator in connection with the transition of the administrative services pursuant to the immediately preceding sentence) for the period after such termination, except in connection with a termination under Section 7.03(b) and 8.3 relating to an Event of Default by the Company.

Section 7.02  Renewals.  The Company and the Administrator may agree to renew this Agreement beyond the Term, for additional terms that are to be agreed upon in a written agreement, executed by all parties hereto, and, once adopted, such agreement will become an integral part of this Agreement.

Section 7.03   Early Termination.  Subject to Section 7.01 above, this Agreement may not be terminated except:

(a)           by mutual agreement of the parties; or

(b)           pursuant to the remedy provisions of Section 8.03; or

(c)           by Company for convenience upon one hundred eighty (180) days’ written notice to Administrator if, at any time the Administrator becomes a non-Affiliate of both of Pattern and the Company; provided that any such termination right shall terminate sixty (60) days after any transfer triggering a termination right under this clause (c), and provided further that in order for any such termination to be effective the Company shall pay the Administrator all amounts payable hereunder by the Company through the effective date of termination; or

(d)           by Administrator for convenience upon one hundred eighty (180) days’ written notice to the Company if at any time the Administrator shall no longer be an Affiliate of the Managing Member (under and as defined in the LLC Agreement); provided any such termination right shall terminate sixty (60) days after Administrator has received written notice of any transfer  triggering a termination right under this clause (d), and the Company shall pay the Administrator all amounts payable hereunder by the Company through the effective date of termination.

ARTICLE VIII
DEFAULT

Section 8.01  Events of Default.  Except as provided for in Article VI, Dispute Resolution, the following events shall be deemed to be events of default (“Events of Default”) by either party under this Agreement regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceeding that has or might have the effect of preventing such party from complying with the terms of this Agreement:

(a)           Failure by a party hereto to make any payment required to be made hereunder (including, for the avoidance of doubt, payments to be made by such party to a third party), if such failure shall continue for twenty (20) days after written notice thereof has been given to the non-paying party; or

(b)           Failure to comply in any material respect with any material term, provision or covenant of this Agreement (other than the payment of sums to be paid by a party hereunder (including, for the avoidance of doubt, payments to be made by such party to a third party)), if such failure continues for thirty (30) days after written notice thereof has been given to the non-performing party; provided, however, that if such failure cannot reasonably be cured within such thirty (30) days and the non-performing party has commenced, and is diligently pursuing in good faith, to cure such failure, such thirty (30) day period shall be extended for such longer period as shall be necessary for such party to cure the failure, but in no event shall be extended for more than sixty (60) days without the prior written mutual agreement of the parties.

Section 8.02  Bankruptcy.  Subject to the rights or remedies it may have, either party shall have the right to terminate this Agreement, effective immediately, if, at any time, (i) the other party shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute or law relating to bankruptcy, insolvency or other relief for debtors, whether federal or state, or shall seek, consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of such party or of all or any substantial part of its properties or (ii) a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against such party seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute or law relating to bankruptcy, insolvency or other relief for debtors, whether federal or state, and such party shall consent to or acquiesce in the entry of such order, judgment or decree, or the same shall remain unvacated and unstayed for an aggregate of sixty (60) days from the date or entry thereof, or any trustee, receiver, conservator or liquidator of such party or of all or any substantial part of its properties shall be appointed without the consent of or acquiescence of such party and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days.  The terms “acquiesce” and “acquiescence”, as used herein, include, but are not limited to, the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within the time specified by law.

Section 8.03   Remedies.  If (i) an Event of Default occurs hereunder and such Event of Default is not cured in accordance with the requirements of Section 8.01 or (ii) an event described in Section 8.02 occurs and such event is not cured in accordance with Section 8.02, then subject to resolution pursuant to Section 6.01 of any dispute as to the existence of such event (in the case of Section 8.02) or Event of Default (in the case of Section 8.01), this Agreement may be terminated immediately by the non-defaulting party, without obligation to or recourse by the defaulting party.  If a termination pursuant to this Section 8.03 occurs, the terminating party shall have all rights and remedies allowed at law or in equity, subject however, to the specific limitations of liability set forth in Article IX.

ARTICLE IX
INDEMNIFICATION AND LIMITATION OF LIABILITY

Section 9.01  Indemnification.

(a)           The Company shall indemnify and hold the Administrator, its officers, members and employees harmless from any damage, loss, liability or expense (including reasonable attorneys’ fees) incurred by the Administrator as a result of the Administrator’s performance of its obligations under this Agreement, except to the extent such damage, loss, liability or expense results from the Administrator’s willful misconduct, gross negligence, bad faith, recklessness or breach of its obligations under this Agreement.

(b)           The Administrator shall indemnify and hold Panhandle Holdco, the Company, the Members, and each of their respective officers, members, directors and employees (each a “Protected Party”) harmless from any damage, loss, liability or expense (including reasonable attorneys’ fees but subject to the limitations of Section 9.02 and Section 9.03 below) incurred by the Protected Party as a result of the Administrator’s breach of its obligations under this Agreement except to the extent such damage, loss, liability or expense results from any Protected Party’s (other than an Affiliate of Administrator) willful misconduct, gross negligence, bad faith, recklessness or breach of its obligations under this Agreement.

Section 9.02   Exclusion of Consequential Damages.  The Administrator, its officers, members and employees shall not be liable hereunder for punitive, consequential or intangible damages of any nature including, but not limited to, damages for lost profits or revenues or the loss or use of such profits or revenue, loss by reason of plant shutdown or inability to operate at rated capacity, increased operating expenses of plant or equipment, increased costs of purchasing or providing equipment, materials, labor, services, costs of replacement power or capital, debt service fees or penalties, inventory or use charges, damages to reputation, damages for lost opportunities or claims of the Company’s customers, members or Affiliates, regardless of whether said claim is based upon contract, warranty, tort (including negligence and strict liability) or other theory of law.  For purposes of this section, loss of production tax credits under Section 45 of the Internal Revenue Code of 1986, as amended, during the PTC Period associated with production to the extent lost as a result of breach of the Administrator’s duties hereunder shall not constitute consequential damages notwithstanding the fact that the underlying loss of production constitutes consequential damage for which no recovery is permitted.

Section 9.03  Total Limitation on Liability.  The Administrator’s total liability to the Company during the Term of this Agreement on all claims of any kind, whether based on contract, indemnity, warranty, tort (including negligence), strict liability or otherwise, for all losses or damages arising out of, in connected with, or resulting from this Agreement or from the performance or breach thereof, or from any services covered by or furnished during the Term of this Agreement, shall in no case exceed in any Fiscal Year the aggregate value of the Wind Farm Services Fee for such Fiscal Year; provided, however, the foregoing limitation on liability shall not apply to (i) damage to a party caused by the gross negligence, fraud or willful misconduct of the other party with respect to the subject matter of this Agreement, (ii) any amounts actually received by Panhandle Holdco or the Company as an insurance payment; provided that if Panhandle Holdco or the Company receives an insurance payment in respect of any claim for which it has received indemnification hereunder it shall pay to the Administrator the lesser of such insurance proceeds and the amount it received from the Administrator in respect of such claim; or, (iii) amounts owed by the Company to the Administrator for services performed or expenses required to be reimbursed by Company as provided hereunder.  Except as previously asserted by a party and as provided in Section 9.04, all of the other party’s liability under this Agreement shall cease three (3) years after expiration, or earlier termination, of this Agreement.

Section 9.04   Supremacy.  The provisions expressed in this Article IX shall prevail over any conflicting or inconsistent provisions contained elsewhere in this Agreement and shall survive termination of this Agreement.

ARTICLE X
MISCELLANEOUS

Section 10.01   Assignment.

(a)           By the Administrator:  The Administrator may not assign this Agreement without the prior written consent of the Company.

(b)           By the Company:  The Company may not assign this Agreement without prior written consent of the Administrator, which consent may be given or withheld in the Administrator’s sole discretion; provided, however, that the Company may pledge, collaterally assign, or encumber its rights under this Agreement to any lender of the Company or the Energy Hedge Counterparty. In such event, the Administrator agrees to execute a consent and/or acknowledgement to such assignment in form and substance reasonably acceptable to the Administrator and consistent with then-current financing practices.  The Administrator also agrees that it shall, at any time and from time to time during the Term of this Agreement, after receipt of a written request by the Company, execute and deliver to the Company, its lenders, Panhandle Holdco, the Members and/or the Energy Hedge Counterparty, such estoppel statements as may reasonably be requested.

Section 10.02   Authorization.  Except as expressly authorized in writing by the Company, or as contemplated under the Administrative Services, the Administrator shall not have the right or the obligation to create any obligation or to make any representation on behalf of the Company.

Section 10.03  Governing Law, Jurisdiction, Venue.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to conflicts of law principles (except for Section 5-1401 of the New York General Obligations Law).

Section 10.04   Independent Contractor.  Nothing contained in this Agreement and no action taken by any party to this Agreement shall be (A) deemed to constitute any party or any of such party’s employees, agents or representatives to be an employee, agent or representative of any other party; (B) deemed to create any company, partnership, joint venture, association or syndicate among or between any of the parties; or (C) except as contemplated under the Administrative Services, deemed to confer on any party any expressed or implied right, power or authority to enter into any agreement or commitment, express or implied, or to incur any obligation or liability on behalf of any other party, except as expressly authorized in writing.  Notwithstanding anything to the contrary in this Section, each party acknowledges that it expects that communications between the parties and between either party and outside legal counsel in connection with legal services supervised, monitored and/or enforced by Administrator pursuant to Section 2.02(m) hereof are privileged communications to which the attorney-client privilege will attach.

Section 10.05   Notice.  All notices, requests, consents, demands and other communications (collectively “notices”) required or permitted to be given under this Agreement shall be in writing signed by the party giving such notice and shall be given to each party at its address or fax number set forth in this Section 10.05 or at such other address or fax number as such party may hereafter specify for the purpose by notice to the other party and shall be either delivered personally or sent by fax or telegraph or registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight courier service.  A notice shall be deemed to have been given

(i) when transmitted if given by fax or telegraph or (ii) when delivered, if given by any other means.  Notices shall be sent to the following addresses:

To the Administrator:

Pattern Operators LP
Pier 1, Bay 3
San Francisco, CA 94111
Attention: Asset Administration Facsimile: (415) 362-7900

With a copy to:

Pattern Operators LP
Pier 1, Bay 3
San Francisco, CA 94111
Attention: General Counsel Facsimile: (415) 362-7900

To the Company:

Pattern Panhandle Wind 2 LLC
c/o Pattern Energy Group LP
Pier 1, Bay 3
San Francisco, CA 94111
Attention: Asset Administration Facsimile: (415) 362-7900

With a copy to:

Pattern Panhandle Wind 2 LLC
c/o Pattern Energy Group LP
Pier 1, Bay 3 San Francisco, CA 94111
Attention: General Counsel Facsimile: (415) 362-7900

Section 10.06    Usage.  This Agreement shall be governed by the following rules of usage: (i) a reference in this Agreement to a Person includes, unless the context otherwise requires, such Person’s successors and permitted assignees; (ii) a reference in this Agreement to a law, license, or permit includes any amendment, modification or replacement to such law, license or permit; (iii) accounting terms used in this Agreement shall have the meanings assigned to them by GAAP; (iv) a reference in this Agreement to an article, section, exhibit, schedule or appendix is to an article, section, exhibit, schedule or appendix of this Agreement unless otherwise stated; (v) a reference in this Agreement to any document, instrument or agreement shall be deemed to include all appendices, exhibits, schedules and other attachments thereto and all documents, instruments or agreements issued or executed in substitution thereof, and shall mean such document, instrument or agreement, or replacement thereof, as amended, modified and supplemented from time to time in accordance with its terms and as the same is in effect at any given time; (vi) unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and (vii) the words “include” and “including” and words of similar import used in this Agreement are not limiting and shall be construed to be followed by the words “without limitation”, whether or not they are in fact followed by such words.

Section 10.07  Entire Agreement.  This Agreement (including all appendices and exhibits thereto) constitutes the entire agreement and understanding of the parties thereto with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings with respect to such subject matter.

Section 10.08   Amendment.  Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by a document in writing signed by the party against which the enforcement of such termination, amendment, supplement, waiver or modification is sought.

Section 10.09   Confidential Information.

(a)           Except as required by applicable law or explicitly required or permitted by this Agreement, no party shall, without the prior written consent of the other parties, disclose any confidential information obtained from the other party to any third parties, other than (i) to consultants or to employees who have agreed to keep such information confidential as contemplated by this Agreement and who are reasonably believed to need the information to assist such party with the exercise or performance of any rights and obligations provided to, or imposed upon, such party in such document, (ii) to the Internal Revenue Service or any state taxing authority in connection with an audit by the Internal Revenue Service or such taxing authority involving such parties’ interest in the Company, or (iii) as may in its judgment be required under or necessary to comply with any federal or state securities laws or regulations, including any disclosure rules or regulations applicable to an offering of securities.

(b)           This Section 10.09 does not apply to information that the receiving party can demonstrate is presently a matter of public knowledge or which is or becomes available as a matter of public knowledge from a source which is not known to be prohibited from disclosing such information.  In the event that a party is requested or required by legal or regulatory authority to disclose any confidential information, the party shall promptly notify the disclosing party of such request or requirement prior to disclosure so that the disclosing party may seek an appropriate protective order.  Notwithstanding any other provision of this Agreement, the receiving party shall have the right to disclose only so much of the confidential information as, in the advice of its legal counsel, the receiving party is legally required to disclose.  In such an event, the receiving party agrees to use good faith efforts to ensure that all confidential information that is so disclosed will be accorded confidential treatment.

(c)           The foregoing obligations will not apply to the tax treatment or tax structure of the transactions contemplated by this Agreement (the “Transaction”) and each party (and any employee, representative, or agent of any party) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all other materials of any kind (including opinions or other tax analysis) that are provided to any party relating to such tax treatment and tax structure.  However, any such information relating to such tax treatment and tax structure is required to be kept confidential to the extent necessary to comply with any applicable securities laws.  The preceding sentences are intended to cause the Transaction not to be treated as having been offered under conditions of confidentiality for purposes of Sections 1.6011-4(b)(3) and 301.6111-2(a)(2)(ii) (or any successor provision) of the Treasury Regulations issued under the Internal Revenue Code of 1986, as amended, and will be construed in a manner consistent with such purpose.

Section 10.10   Discharge of Obligations.  With respect to any duties or obligations discharged hereunder by the Administrator, the Administrator may discharge such duties or obligations through the personnel of an Affiliate of the Administrator; provided that, notwithstanding the foregoing, the Administrator shall remain fully liable hereunder for such discharged duties and obligations, unless such duties are assigned pursuant to Section 10.01.

Section 10.11  Third Party Beneficiaries.  Except as otherwise expressly stated herein, (including in Section 9.01 hereof), this Agreement is intended to be solely for the benefit of the parties hereto and their permitted assignees and is not intended to and shall not confer any rights or benefits to the general public or any other third party not a signatory hereto; provided, however, that (i) each Member is an intended beneficiary of this Agreement (subject to all the limitations hereof applicable to the Company, including Article III and Article IX hereof), and (ii) Panhandle Holdco is an intended beneficiary of this Agreement, with the right to enforce claims against the Administrator for breach of its obligations hereunder.

Section 10.12   Severability.  Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 10.13   Binding Effect.  The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their successors and permitted assigns.  Subject to Section 10.11, nothing in this Agreement, whether express or implied, shall be construed to give any Person other than a party hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 10.14   Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.15    Authority.  The Administrator hereby represents and warrants as of the date hereof that (i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and it has full power and authority under such laws to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery by the Administrator of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action required on the part of the Administrator, (iii) this Agreement has been duly executed and delivered by the Administrator, (iv) this Agreement constitutes the valid and binding obligation of the Administrator, enforceable against it in accordance with its terms, except as such terms may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or general principles of equity, whether considered in a proceeding in equity or at law, (v) the execution and delivery by the Administrator of this Agreement do not and the performance by the Administrator of its duties under this Agreement will not: (A) violate any applicable law, (B) conflict with or cause a breach of any provision in the organizational documents of the Administrator, or (C) cause a breach of, constitute a default under or cause the acceleration of any contract, license, instrument, decree, judgment or other arrangement to which the Administrator is a party or under which the Administrator is bound or to which any of its assets are subject (or result in the imposition of any lien upon such assets) that, in the case of each of clauses (A) and (C), could reasonably be expected to cause a material adverse effect on the ability of the Administrator to perform its duties under this Agreement, (vi) the Administrator has all consents, authorizations, permits and approvals required as of such date to perform its duties under this Agreement, (v) there is no action, suit or proceeding at law or in equity or by or before any governmental authority, arbitral tribunal or other body now pending or, to the knowledge of the Administrator, threatened against or affecting it or its property, which would reasonably be expected to have a material adverse effect on the Administrator’s performance under this Agreement and (vi) it is qualified and capable of performing its obligations under this Agreement in accordance with the terms and conditions set forth herein.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company and the Administrator have caused this Agreement to be executed as of the date first above written.

PATTERN PANHANDLE WIND 2 LLC

By:	/s/ Dyann Blaine
Name: Dyann Blaine Title: Authorized Signatory

PATTERN OPERATORS LP

By:	/s/ Dyann Blaine
Name: Dyann Blaine Title: Vice President

SCHEDULE 1
PRINCIPAL PROJECT DOCUMENTS; REAL ESTATE DOCUMENTS

The following documents have been provided by the Company to the Administrator and are the Principal Project Documents (provided that the Principal Project Documents shall also include any written amendment, supplement or modification thereto entered into after the date hereof, if a complete copy of such amendment, supplement or modification has been provided to the Administrator):

Principal Project Documents

Balance of Plant Agreement, dated as of the Execution Date, between the Company and M.A. Mortenson Company, a Minnesota corporation (“BOP Contractor”), as it may be amended, modified or supplemented from time to time (“BOP Contract”).

Turbine Supply Agreement. Wind Turbine Generator and Tower Supply and Commissioning Agreement, dated as of the Execution Date, between the Company and Siemens Energy, Inc., a Delaware corporation (“TSA Contractor”) as it may be amended, modified or supplemented from time to time (“Turbine Supply Agreement”).

Transformer Purchase Agreements.  (a) Purchase Agreement, dated as of the Execution Date between Company and HICO America Sales & Technology, Inc., a Pennsylvania corporation (“Transformer Supplier (HICO)”); and, (b) Purchase Agreement dated as of the Execution Date between Company and GE Prolec Transformers, Inc., a Delaware corporation (“Transformer Supplier (GE)”).

Interconnection Agreement. ERCOT Standard Generation Interconnection Agreement, dated October 2, 2013, between Cross Texas Transmission, LLC, a Delaware limited liability company (“Interconnector”) and Company (the “Interconnection Agreement”), as amended by that certain First Amendment to the ERCOT Standard Generation Interconnection Agreement, December 10, 2013, as further amended by that certain [___________].

Build-Out Agreement. Build-Out Agreement, dated as of the Execution Date, between the Company and Pattern Renewables (“Build-Out Agreement”).

Management, Operation and Maintenance Agreement. Management, Operation and Maintenance Agreement, dated as of the Execution Date, between the Company and Pattern Operators LP, a Delaware limited partnership (“BOP O&M Contractor”), as it may be amended or supplemented from time to time (“BOP O&M Contract”).

Service and Maintenance Agreement. Service and Maintenance Agreement, dated as of the Execution Date, between the Company and Siemens Energy, Inc., a Delaware corporation (“O&M Contractor”), as it may be amended, modified or supplemented (“O&M Agreement”).

Shared Facilities Agreement (Phase 1).  Cotenancy, Common Facilities and Easement Agreement, dated as of August 19, 2013, between the Company and Pattern Panhandle Wind LLC, a Delaware limited liability company, as amended by that certain Amendment to Cotenancy, Common Facilities and Easement Agreement, dated as of December 18, 2013, by and between the Company and Pattern Panhandle Wind LLC.

Shared Facilities Agreement (Phase 2).  Cotenancy, Common Facilities and Easement Agreement, dated as of the Execution Date, between the Company and Pattern Panhandle Wind 3 LLC, a Delaware limited liability company.

QSE Services Agreement. Agreement to Provide QSE Services, dated as of the Execution Date, between the Company and Tenaska Power Services Co., a Nebraska corporation (“Energy Services Manager”), as it may be amended, modified or supplemented from time to time (“Energy Services Agreement”).

Tax Agreements. (a) Partial Assignment Agreement (Phase 2 Rights under Carson County Tax Abatement Agreement), dated as of October 28, 2013, between Company and Pattern Panhandle Wind LLC, a Delaware limited liability company and (b) Limitation on Appraised Value Agreement, dated as of November 18, 2013, between Company and Panhandle Independent School District, a Texas independent school district operating under and subject to the Texas education code.

Energy Hedge Agreement. (a) ISDA 2002 Master Agreement, dated as of December 12, 2013, between Morgan Stanley Capital Group Inc., a Delaware corporation (“Party A” or the “Energy Hedge Counterparty”), and the Company; (b) Amended and Restated Schedule to the ISDA 2002 Master Agreement, dated as of the Execution Date, between Party A and the Company; (c) Amended and Restated ISDA Credit Support Annex to the Schedule to the ISDA Master Agreement, dated as of the Execution Date, between Party A and the Company; and (d) Power Confirmation, dated as of December 12, 2013, between Party A and the Company.

Real Estate Documents

Tract 1
Fee Owner:  John Tom Smith and Carrie Shadid Smith
Commitment No. 10652B

Easement created pursuant to the following documents:  Option Agreement for Easement by and between John T. Smith and Carrie Shadid Smith and Pattern Panhandle Wind LLC, dated July 10, 2013 (“Option Agreement”), as evidenced of record by that certain Memorandum of Option and Easement, dated July 10, 2013, recorded July 18, 2013, as

Document No. 2013-00001006, in Volume 586, Page 338, Official Public Records, Carson County, Texas, as evidenced of record by that certain Memorandum of Option and Easement, dated July 29, 2013, recorded July 31, 2013, as Document No. 2013-00001105, in Volume 587, Page 484, Official Public Records, Carson County, Texas; as assigned to Pattern Panhandle Wind 2 LLC pursuant to that certain Assignment and Assumption Agreement by and between Pattern Panhandle Wind LLC (“Assignor”) and Pattern Panhandle Wind 2 LLC (“Assignee”) dated November 18, 2013, recorded November 18, 2013, as Document No. 2013-00001744, in Volume 597, Page 36, Official Public Records, Carson County, Texas.  The exercise of the option granted in the Option Agreement being evidenced by that certain Notice of Exercise of Option dated November 22, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded November 25, 2013, as Document No. 2013-00001778, in Volume 597, Page 283, Official Public Records, Carson County.

Tract 2
Fee Owner:  Mary Kate Surratt Rittmann, Trustee of the Mary Kate Surratt Rittmann GST Exempt Trust, and Alice  S. Dawson and Robbin  R. Dawson
Commitment No. 10652J

Easement created pursuant to the following documents:  Option Agreement for Easement by and between Mary Kate Surratt Rittmann, as Trustee of the Mary Kate Surratt Rittmann GST Exempt Trust established under the Last Will and Testament of Margaret P. Surratt, Deceased dated September 6, 1996 and Margaret Alice Surratt Dawson, as Trustee of the Margaret Alice Surratt Dawson GST Exempt Trust established under the Last Will and Testament of Margaret P. Surratt, Deceased dated September 6, 1996 and Pattern Panhandle Wind LLC, dated October 1, 2011 (“Option Agreement”),, as evidenced of record by that certain Memorandum of Option and Easement, dated October 1, 2011, recorded December 19, 2011, as Document No. 2011-00001422, in Volume 551, page 145, Official Public Records, Carson County, Texas, as amended by that certain First Amendment to Option Agreement for Easement by and between Mary Kate Surratt Rittmann, as Trustee of the Mary Kate Surratt Rittmann GST Exempt Trust, as to an undivided ½ interest, Margaret Alice Surratt Dawson, as Trustee of the Margaret Alice Surratt Dawson GST Exempt Trust established under the Last Will and Testament of Margaret P. Surratt, Deceased, dated September 6, 1996, and Margaret Alice Surratt Dawson a/k/a Alice S. Dawson and husband, Robbin R. Dawson, as to their undivided ½ interest (“Owner”)and Pattern Panhandle Wind LLC, dated June 28, 2013, as evidenced of record by that certain First Amendment to Memorandum of Option and Easement, dated June 28, 2013, recorded July 18, 2013, as Document No. 2013-00001007, in Volume 586, page 344, Official Public Records, Carson County, Texas, as assigned to Pattern Panhandle Wind 2 LLC pursuant to that certain Assignment and Assumption Agreement by and between Pattern Panhandle Wind LLC formerly known as Babcock & Brown Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC, dated August 13, 2013, recorded August 14, 2013, as Document No. 2013-00001191, in Volume 589, page 156, Official Public Records, Carson County,

Texas  The exercise of the option granted in the Option Agreement, being evidenced by that certain Notice of Exercise of Option dated November 22, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded November 25, 2013, as Document No. 2013-00001782, in Volume 597, Page 305, Official Public Records, Carson County.

Tract 3
Fee Owner:  Anne Easter f/k/a Anne Drawe McNeill
Commitment No. 10652G

Easement created pursuant to the following documents:  Option Agreement for Easement by and between Anne Easter and Pattern Panhandle Wind LLC dated January 13, 2011 (“Option Agreement”), as evidenced of record by that certain Memorandum of Option and Easement dated January 13, 2011, recorded November 5, 2012, as Document No. 2012-00001378, in Volume 570, Page 140, Official Public Records of Carson County, Texas as assigned to Pattern Panhandle Wind 2 LLC pursuant to that certain Assignment and Assumption Agreement by and between Pattern Panhandle Wind LLC formerly known as Babcock & Brown Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC, dated August 13, 2013, recorded August 14, 2013, as Document No. 2013-00001191, in Volume 589, page 156, Official Public Records, Carson County, Texas. The exercise of the option granted in the Option Agreement, being evidenced by that certain Notice of Exercise of Option dated November 22, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded November 25, 2013, as Document No. 2013-00001780, in Volume 597, Page 296, Official Public Records, Carson County, Texas.

Tract 4
Fee Owner:  Jerry D. Biggs and Judy L. Biggs
Commitment No. 10652E

Easement created pursuant to the following documents:  Amended and Restated Option Agreement for Easement by and between Jerry D. Biggs and Judy L. Biggs, husband and wife and Pattern Panhandle Wind 2 LLC dated effective as of March 27, 2013 (“Option Agreement”), as evidenced of record by that certain Memorandum of Amended and Restated Option and Easement dated effective as of March 27, 2013, recorded October 1, 2013, as Document No. 2013-00001433, in Volume 592, Page 470, Official Public Records, Carson County, Texas.  The exercise of the option granted in the Option Agreement, being evidenced by that certain Notice of Exercise of Option (Partial Exercise) dated November 22, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded November 25, 2013, as Document No. 2013-00001779, in Volume 597, Page 288, Official Public Records, Carson County.

Tract 5
Fee Owner:  Jerry D. Biggs and Judy L. Biggs
Commitment No. 10652E

Intentionally Deleted from Project

Tract 6, Parcels 1-3
Fee Owner:  Simms & Son Inc.
Commitment No. 10652D and 10652M

Easement created pursuant to the following documents:  Amended and Restated Option Agreement for Easement by and between Simms & Son Inc. and Pattern Panhandle Wind 2 LLC dated effective as of March 16, 2013 (“Option Agreement”), as evidenced of record by that certain Memorandum of Amended and Restated Option and Easement dated effective as of March 27, 2013, recorded September 25, 2013, as Document No. 2013-00001415, in Volume 592, Page 375, Official Public Records, Carson County, Texas.  The exercise of the option granted in the Option Agreement, being evidenced by that certain Notice of Exercise of Option (Partial Exercise) dated November 22, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded November 25, 2013, as Document No. 2013-00001785, in Volume 597, Page 323, Official Public Records, Carson County, Texas.

Tract 6, Parcel 4
Fee Owner:  Simms & Son Inc.
Commitment No. 10652D and 10652M

Amended and Restated Common Facilities Easement by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC made and entered into as of December 18, 2013, effective as of August 19, 2013, recorded December 18, 2013 as Document No. 2013-00001958, in Volume 600, Page 209, Official Public Records, Carson County, Texas.  Undivided interests in certain properties and assets evidenced pursuant to that certain Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated August 19, 2013, as amended by that certain Amendment to Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001957 in Volume 600, Page 175, Official Public Records, Carson County, Texas.

Tract 6, Parcel 5
Fee Owner:  Simms & Son Inc.
Commitment No. 10652D and 10652M

Aerial Easement Agreement by and between Simms and Son, Inc. and Pattern Panhandle Wind 2 LLC dated November 21, 2013, recorded November 26, 2013, as Document No. 2013-00001796, in Volume 597, Page 402, Official Public Records, Carson County, Texas.

Tract 7

Fee Owner:  Wade Ritter and Skye Ritter
Commitment No. 10652A

Easement created pursuant to the following documents:  Amended and Restated Option Agreement for Easement by and between Wade Ritter and Skye Ritter, husband and wife and Pattern Panhandle Wind 2 LLC dated effective as of August 24, 2013 (“Option Agreement”), as evidenced of record by that certain Memorandum of Amended and Restated Option and Easement dated August 24, 2013, recorded November 5, 2013, as Document No. 2013-00001650, in Volume 595, Page 363, Official Public Records, Carson County, Texas.  The exercise of the option granted in the Option Agreement being evidenced by that certain Notice of Exercise of Option dated November 22, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded December 2, 2013, as Document No. 2013-00001824, in Volume 598, Page 70, Official Public Records, Carson County, Texas.

Tract 8
Fee Owner:  Mogie R McCray, Trustee of the James B. McCray Testamentary Trust
Commitment No. 10652L

Easement created pursuant to the following documents:  Option Agreement for Easement by and between Mogie R. McCray, Trustee, James B. McCray Testamentary Trust and Pattern Panhandle Wind 2 LLC, dated April 10, 2013 (“Option Agreement”), as evidenced of record by that certain Memorandum of Option and Easement, dated April 10, 2013, recorded May 9, 2013, as Document No. 2013-00000679, in Volume 582, page 198, Official Public Records, Carson County, Texas.  The exercise of the option granted in the Option Agreement, being evidenced by that certain Notice of Exercise of Option dated November 22, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded December 2, 2013, as Document No. 2013-00001825, in Volume 598, Page 75, Official Public Records, Carson County, Texas.

Tract 9
Fee Owner:  1/2 Opal Herndon; 1/6 Lynelle Herndon MacKechnie (f/k/a Lynelle Herndon McMurtry); 1/6 Lisa Herndon Klett; 1/6 Hal Herndon (a/k/a Hal Joe Herndon)
Commitment No. 10652H

Easement created pursuant to the following documents:  Option Agreement for Easement by and between Opal Herndon, Hal Joe Herndon, Lynelle Herndon Mackechnie and Lisa Herndon Klett and Pattern Panhandle Wind LLC, dated March 20, 2007 (“Option Agreement”), as evidenced of record by that certain Memorandum of Option and Easement, dated March 20, 2007, recorded April 11, 2007, as Document No. 00000430, in Volume 448, page 262, and recorded April 11, 2007, as Document No. 00000431, in Volume 448, Page 267, Official Public

Records, Carson County, Texas; as amended by that certain First Amendment to Option Agreement for Easement by and between Opal Herndon, Hal Joe Herndon, Lynelle Herndon Mackechnie and Lisa Herndon Klett and Pattern Panhandle Wind LLC, successor to Babcock & Brown Panhandle Wind LLC dated October 18, 2012, as evidenced of record by that certain First Amendment to Memorandum of Option and Easement, dated October 18, 2012, recorded November 1, 2012 , as Document No. 2012-00001363, in Volume 570, page 87, Official Public Records, Carson County, Texas, as assigned to Pattern Panhandle Wind 2 LLC pursuant to that certain Assignment and Assumption Agreement by and between Pattern Panhandle Wind LLC formerly known as Babcock and Brown Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC, dated August 13, 2013, recorded August 14, 2013, as Document No. 2013-00001191, in Volume 589, page 156, Official Public Records, Carson County, Texas. The exercise of the option granted in the Option Agreement, being evidenced by that certain Notice of Exercise of Option (Partial Exercise) dated November 22, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded November 25, 2013, as Document No. 2013-00001784, in Volume 597, Page 316, Official Public Records, Carson County.

Tract 10
Fee Owner:   Kerri Sue Biggs Hicks (1/2 interest) Vanessa Dianne Biggs Watkins (1/4 interest) and Lucas Cortney Biggs (1/4 interest)
Commitment No. 10652F

Easement created pursuant to the following documents:  Option Agreement and Easement Agreement for Transmission Line Easement by and between Kerri Sue Biggs Hicks, Vanessa Dianne Biggs Watkins and Lucas Cortney Biggs and Pattern Panhandle Wind 2 LLC dated November 27, 2013, (“Option Agreement”) as evidenced of record by that certain Memorandum of Option and Easement dated November 27, 2013 (“Option Agreement”), recorded December 3, 2013 as Document No. 2013-00001828, in Volume 598, Page 96, Official Public Records, Carson County, Texas.  The exercise of the option granted in the Option Agreement, being evidenced by that certain Notice of Exercise of Option dated December 3, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded December 3, 2013, as Document No. 2013-00001833, in Volume 598, Page 140, Official Public Records, Carson County, Texas.

Tract 11
Fee Owner:  Elizabeth Ann Metcalf
Commitment No. 10652I

Easement created pursuant to the following documents:  Option Agreement for Easement by and between Curtis Metcalf and Ann Metcalf and Pattern Panhandle Wind LLC, dated February 9, 2007, as evidenced of record by that certain Memorandum of Option and Easement, dated February 9, 2007 (“Option Agreement”), recorded April 11, 2007, as Document No. 00000439, in Volume 449, page 1, Official Public Records, Carson

County, Texas, as amended by that certain First Amendment to Option Agreement for Easement by and between Elizabeth Ann Metcalf aka Ann Metcalf, individually and as Independent Executrix of the Estate of George Curtis Metcalf, deceased and Pattern Panhandle Wind LLC, a successor to Babcock and Brown Panhandle Wind LLC, dated July 23, 2012, as evidenced of record by that certain First Amendment to Memorandum of Option and Easement, dated July 23, 2012, recorded  July 30, 2012, as Document No. 2012-00000918, in Volume 564, page 494; Official Public Records, Carson County, Texas, as assigned in Assignment and Assumption Agreement by and between Pattern Panhandle Wind LLC formerly known as Babcock & Brown Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC, dated August 13, 2013, recorded August 14, 2013, as Document No. 2013-00001191, in Volume 589, page 156, Official Public Records, Carson County, Texas. The exercise of the option granted in the Option Agreement, as amended, being evidenced by that certain Notice of Exercise of Option dated November 22, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded November 25, 2013, as Document No. 2013-00001781, in Volume 597, Page 300, Official Public Records, Carson County, Texas.

Tract 12
Fee Owner:  B. F. Urbanczyk Farms Inc
Commitment No. 10652K

Easement created pursuant to the following documents:  Option Agreement for Easement by and B.F. Urbanczyk Farms Inc. and Pattern Panhandle Wind LLC, dated March 16, 2007 (“Option Agreement”), as evidenced of record by that certain Memorandum of Option and Easement, dated March 16, 2007, recorded April 11, 2007, as Document No. 00000423, in Volume 448, page 233, Official Public Records, Carson County, Texas, as amended by that certain First Amendment to Option Agreement for Easement by and between B.F. Urbanczyk Farms Inc. and Pattern Panhandle Wind LLC, a successor to Babcock and Brown Panhandle Wind LLC, dated May 4, 2012, as evidenced of record by that certain First Amendment to Memorandum of Option and Easement, dated May 4, 2012, recorded  May 17, 2012, as Document No. 2012-00000597, in Volume 560, page 192; Official Public Records, Carson County, Texas, as assigned to Pattern Panhandle Wind 2 LLC pursuant to that certain Assignment and Assumption Agreement by and between Pattern Panhandle Wind LLC formerly known as Babcock & Brown Panhandle Wind LLC and Pattern Panhandle 2 LLC, dated August 13, 2013, recorded August 14, 2013, as Document No. 2013-00001191, in Volume 589, page 156, Official Public Records, Carson County, Texas and that certain Assignment and Assumption Agreement by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated November 15, 2013, recorded November 18, 2013, as Document No. 2013-00001744, in Volume 597, Page 36, Official Public Records, Carson County, Texas. The exercise of the option granted in the Option Agreement, being evidenced by that certain Notice of Exercise of Option (Partial Exercise) dated November 22, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded November 25, 2013, as

Document No. 2013-00001783, in Volume 597, Page 311, Official Public Records, Carson County, Texas.

Tract 13
Fee Owner:  Pattern Panhandle Wind 2 LLC
Commitment No. 10652CC

Special Warranty Deed from Pattern Panhandle Wind LLC to Pattern Panhandle Wind 2 LLC dated December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001963, in Volume 600, Page 298, Official Public Records, Carson County, Texas.  Undivided interests in certain properties and assets evidenced pursuant to that certain Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated August 19, 2013, as amended by that certain Amendment to Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001957 in Volume 600, Page 175, Official Public Records, Carson County, Texas.

Tract 14, Parcel 1
Fee Owner:  Jack Ramey and Susan O Ramey
Commitment No. 10652N

Easement created pursuant to the following documents:  Option Agreement and Easement Agreement for Transmission Line Easement by and between Jack Ramey and Susan Ramey, husband and wife, and Dan Thomas Ramey and Pattern Panhandle Wind 2 LLC dated October 8, 2013, as evidenced of record by that certain Memorandum of Option and Easement dated October 8, 2013 (“Option Agreement”), recorded October 16, 2013 as Document No. 2013-00001494, in Volume 594, Page 10, Official Public Records, Carson County, Texas.  The exercise of the option granted in the Option Agreement, being evidenced by that certain Notice of Exercise of Option dated November 22, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded November 27, 2013, as Document No. 2013-00001807, in Volume 597, Page 465, Official Public Records, Carson County, Texas.  Waiver Agreement from Pattern Panhandle Wind LLC in favor of Pattern Panhandle Wind 2 LLC effective as of December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001959 in Volume 600, Page 255, Official Public Records, Carson County, Texas.

Tract 14, Parcel 2
Fee Owner:  Jack Ramey and Susan O Ramey
Commitment No. 10652N

Amended and Restated Common Facilities Easement by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC made and entered into as of December 17, 2013, effective as of August 19, 2013, recorded December 18, 2013 as Document No. 2013-00001958, in Volume 600, Page 209, Official Public Records, Carson County, Texas.  Undivided interests in certain properties and assets evidenced pursuant to that certain Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated August 19, 2013, as amended by that certain Amendment to Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001957 in Volume 600, Page 175, Official Public Records, Carson County, Texas.

Tract 15 – Parcel 1
Fee Owner: Jerry D. Biggs and Judy L. Biggs
Commitment No. 10652O

Easement created pursuant to the following documents:  Option Agreement and Easement Agreement for Transmission Line Easement by and between Jerry D. Biggs and Judy L. Biggs, husband and wife, and Pattern Panhandle Wind 2 LLC dated September 23, 2013 (“Option Agreement”), as evidenced of record by that certain Memorandum of Option and Easement dated September 23, 2013, recorded September 25, 2013 as Document No. 2013-00001414, in Volume 592, Page 369, Official Public Records, Carson County, Texas.  The exercise of the option granted in the Option Agreement, being evidenced by that certain Notice of Exercise of Option dated November 22, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded November 27, 2013, as Document No. 2013-00001806, in Volume 597, Page 461, Official Public Records, Carson County, Texas.  Waiver Agreement from Pattern Panhandle Wind LLC in favor of Pattern Panhandle Wind 2 LLC effective as of December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001959 in Volume 600, Page 255, Official Public Records, Carson County, Texas.

Tract 15 – Parcel 2
Fee Owner: Jerry D. Biggs and Judy L. Biggs
Commitment No. 10652O

Amended and Restated Common Facilities Easement by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC made and entered into as of December 17, 2013, effective as of August 19, 2013, recorded December 18, 2013 as Document No. 2013-00001958, in Volume 600, Page 209, Official Public Records, Carson County, Texas.  Undivided interests in certain properties and assets evidenced pursuant to that certain Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated August 19, 2013, as amended by that certain Amendment to Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001957 in Volume 600, Page 175, Official Public Records, Carson County, Texas.

Tract 16 – Parcel 1
Fee Owner:  Max Helen Pickens Harrison as to a 5/6 interest
Wendellyn Max Mixson Allen as to a 1/6 interest
Commitment No. 106520P

Easement created pursuant to the following documents:  Option Agreement and Easement Agreement for Transmission Line Easement by and between Max Helen Harrison Millican, individually and as Independent Executor of the Estate of Max Helen Pickens Harrison, Deceased and Wendellyn Max Mixson Allen and Pattern Panhandle Wind 2 LLC dated November 19, 2013 (“Option Agreement”), as evidenced of record by that certain Memorandum of Option and Easement dated November 19, 2013, recorded December 5, 2013 as Document No. 2013-00001851, in Volume 598, Page 246, Official Public Records, Carson County, Texas.  The exercise of the option granted in the Option Agreement, being evidenced by that certain Notice of Exercise of Option dated December 2, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded December 6, 2013, as Document No. 2013-00001856, in Volume 598, Page 290, Official Public Records, Carson County, Texas.  Waiver Agreement from Pattern Panhandle Wind LLC in favor of Pattern Panhandle Wind 2 LLC effective as of December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001959 in Volume 600, Page 255, Official Public Records, Carson County, Texas.

Tract 16 – Parcel 2
Fee Owner:  Max Helen Pickens Harrison as to a 5/6 interest
Wendellyn Max Mixson Allen as to a 1/6 interest
Commitment No. 106520P

Amended and Restated Common Facilities Easement by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC made and entered into as of December 17, 2013, effective as of August 19, 2013, recorded December 18, 2013 as Document No. 2013-00001958, in Volume 600, Page 209, Official Public Records, Carson County, Texas.  Undivided interests in certain properties and assets evidenced pursuant to that certain Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated August 19, 2013, as amended by that certain Amendment to Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001957 in Volume 600, Page 175, Official Public Records, Carson County, Texas.

Tract 16 – Parcel 3
Fee Owner:  Max Helen Pickens Harrison as to a 5/6 interest
Wendellyn Max Mixson Allen as to a 1/6 interest
Commitment No. 106520P

Aerial Easement Agreement by and between Max Helen Harrison Millican, individually and as Independent Executor of the Estate of Max Helen Pickens Harrison, Deceased and Wendellyn Max Mixson Allen and Pattern Panhandle Wind 2 LLC dated November 19, 2013, recorded December 6, 2013, as Document No. 2013-00001855, in Volume 598, Page 282, Official Public Records, Carson County, Texas.

Tract 17
Fee Owner:  Allene Joyce Stovall and Eula Mae Stovall
Commitment No. 10652Q

Easement created pursuant to the following documents:  Option Agreement and Easement Agreement for Transmission Line Easement by and between Allene Stovall, individually and as Attorney in Fact for Eula Mae Stovall and Pattern Panhandle Wind 2 LLC dated September 25, 2013 (“Option Agreement”), as evidenced of record by that certain Memorandum of Option and Easement dated September 25, 2013, recorded October 1, 2013 as Document No. 2013-00001435, in Volume 592, Page 484, Official Public Records, Carson County, Texas.  The exercise of the option granted in the Option Agreement, being evidenced by that certain Notice of Exercise of Option dated December 2, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded December 4, 2013, as Document No. 2013-00001841, in Volume 598, Page 191, Official Public Records, Carson County, Texas.  Waiver Agreement from Pattern Panhandle Wind LLC in favor of Pattern Panhandle Wind 2 LLC effective as of December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001959 in Volume 600, Page 255, Official Public Records, Carson County, Texas.

Tract 18 – Parcel 1
Fee Owner:  DCB Prewit Farm LLC
Commitment No. 10652R

Easement created pursuant to the following documents:  Option Agreement and Easement Agreement for Transmission Line Easement by and between DCB Prewit Farm L.L.C. and Pattern Panhandle Wind 2 LLC, dated July 29, 2013 (“Option Agreement”), as evidenced of record by that certain Memorandum of Option and Easement, dated July 29, 2013, recorded July 31, 2013, as Document No. 2013-00001110, in Volume 588, Page 9, Official Public Records, Carson County, Texas, as amended by that certain unrecorded First Amendment to Option Agreement and Easement Agreement for Transmission Line Easement dated September 30, 2013. The exercise of the option granted in the Option Agreement, as amended, being evidenced by that certain Notice of Exercise Option dated December 2, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded December 4, 2013 as Document No. 2013-00001836, in Volume 598, Page 169, Official Public Records, Carson County, Texas.  Waiver Agreement from Pattern Panhandle Wind LLC in favor of Pattern Panhandle Wind 2 LLC effective as of December 18, 2013, recorded December 18, 2013 as Document No.

2013-00001959 in Volume 600, Page 255, Official Public Records, Carson County, Texas.

Tract 18 – Parcel 2
Fee Owner:  DCB Prewit Farm LLC
Commitment No. 10652R

Amended and Restated Common Facilities Easement by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC made and entered into as of December 17, 2013, effective as of August 19, 2013, recorded December 18, 2013 as Document No. 2013-00001958, in Volume 600, Page 209, Official Public Records, Carson County, Texas.  Undivided interests in certain properties and assets evidenced pursuant to that certain Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated August 19, 2013, as amended by that certain Amendment to Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001957 in Volume 600, Page 175, Official Public Records, Carson County, Texas.

Tract 19
Fee Owner:  Pattern Panhandle Wind LLC
Commitment No. 10415QQQ

Transmission Easement Agreement by and between  Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated December 18, 2013, recorded December 18, 2013, as Document No. 2013-00001962, in Volume 600, Page 283, Official Public Records, Carson County, Texas.  Undivided interests in certain properties and assets evidenced pursuant to that certain Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated August 19, 2013, as amended by that certain Amendment to Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001957 in Volume 600, Page 175, Official Public Records, Carson County, Texas.

Tract 20 – Parcel 1
Fee Owner:  Kevin Powers, Jowannah Powers, Lewis Powers and Tommie Kay Powers
Commitment No. 10652S

Easement created pursuant to the following documents:  Option Agreement and Easement Agreement for Transmission Line Easement by and between Lewis W. Powers and wife, Tommie Kay Powers and Kevin Powers and wife, Jowannah Anjannett Powers and Pattern Panhandle Wind 2 LLC, dated August 15, 2013 (“Option Agreement”), as evidenced of record by that certain Memorandum of

Option and Easement, dated August 15, 2013, recorded August 16, 2013, as Document No. 2013-00001210, in Volume 589, page 271, Official Public Records, Carson County, Texas, as amended by that certain unrecorded First Amendment to Option Agreement and Easement Agreement for Transmission Line Easement dated October 22, 2013.  The exercise of the option granted in the Option Agreement, as amended, being evidenced by that certain Notice of Exercise Option dated December 2, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded December 4, 2013 as Document No. 2013-00001840, in Volume 598, Page 187, Official Public Records, Carson County, Texas.  Waiver Agreement from Pattern Panhandle Wind LLC in favor of Pattern Panhandle Wind 2 LLC effective as of December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001959 in Volume 600, Page 255, Official Public Records, Carson County, Texas.

Tract 20 – Parcel 2
Fee Owner:  Kevin Powers, Jowannah Powers, Lewis Powers and Tommie Kay Powers
Commitment No. 10652S

Amended and Restated Common Facilities Easement by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC made and entered into as of December 17, 2013, effective as of August 19, 2013, recorded December 18, 2013 as Document No. 2013-00001958, in Volume 600, Page 209, Official Public Records, Carson County, Texas.  Undivided interests in certain properties and assets evidenced pursuant to that certain Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated August 19, 2013, as amended by that certain Amendment to Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001957 in Volume 600, Page 175, Official Public Records, Carson County, Texas.

Tract 21 – Parcel 1
Fee Owner:  Dorothy E Broadaway
Commitment No. 10652T

Easement created pursuant to the following documents:  Option Agreement and Easement Agreement for Transmission Line Easement by and between Dorothy E. Broadaway and Pattern Panhandle Wind 2 LLC, dated July 29, 2013 (“Option Agreement”), as evidenced of record by that certain Memorandum of Option and Easement, dated July 29, 2013, recorded July 31, 2013, as Document No. 2013-00001107, in Volume 587, Page 493, Official Public Records, Carson County, Texas and re-recorded on November 27, 2013 as Document No. 2013-00001801, Volume 597, Page 436, Official Public Records, Carson County, Texas, as amended by that certain unrecorded First Amendment to Option Agreement and Easement Agreement for Transmission Line Easement dated November 27, 2013.

The exercise of the option granted in the Option Agreement, as amended being evidenced by that certain Notice of Exercise Option dated December 2, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded December 4, 2013 as Document No. 2013-00001842, in Volume 598, Page 195, Official Public Records, Carson County, Texas.  Waiver Agreement from Pattern Panhandle Wind LLC in favor of Pattern Panhandle Wind 2 LLC effective as of December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001959 in Volume 600, Page 255, Official Public Records, Carson County, Texas.

Tract 21 – Parcel 2
Fee Owner:  Dorothy E Broadaway
Commitment No. 10652T

Amended and Restated Common Facilities Easement by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC made and entered into as of December 17, 2013, effective as of August 19, 2013, recorded December 18, 2013 as Document No. 2013-00001958, in Volume 600, Page 209, Official Public Records, Carson County, Texas.  Undivided interests in certain properties and assets evidenced pursuant to that certain Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated August 19, 2013, as amended by that certain Amendment to Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001957 in Volume 600, Page 175, Official Public Records, Carson County, Texas.

Tract 22 – Parcel 1 & 2
Fee Owner:  Marvin L Urbanczyk and Janet Urbanczyk
Commitment No. 10652U

Easement created pursuant to the following documents:  Option Agreement and Easement Agreement for Transmission Line Easement by and between Marvin L. Urbanczyk and wife, Janet Urbanczyk and Pattern Panhandle Wind 2 LLC, dated July 29, 2013 (“Option Agreement”), as evidenced of record by that certain Memorandum of Option and Easement dated July 29, 2013, recorded July 31, 2013, as Document No. 2013-00001108, in Volume 587, Page 500, Official Public Records, Carson County, Texas. The exercise of the option granted in the Option Agreement, being evidenced by that certain Notice of Exercise Option dated December 2, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded December 4, 2013 as Document No. 2013-00001843, in Volume 598, Page 200, Official Public Records, Carson County, Texas.

Tract 22 – Parcel 3
Fee Owner:  Marvin L Urbanczyk and Janet Urbanczyk
Commitment No. 10652U

Amended and Restated Common Facilities Easement by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC made and entered into as of December 17, 2013, effective as of August 19, 2013, recorded December 18, 2013 as Document No. 2013-00001958, in Volume 600, Page 209, Official Public Records, Carson County, Texas.  Undivided interests in certain properties and assets evidenced pursuant to that certain Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated August 19, 2013, as amended by that certain Amendment to Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001957 in Volume 600, Page 175, Official Public Records, Carson County, Texas.

Tract 23 – Parcel 1
Fee Owner:  Brett Lee Bamert, Trustee of The Brett Lee Bamert 2012 Trust
Commitment No. 10652V

Easement created pursuant to the following documents:  Option Agreement and Easement Agreement for Transmission Line Easement by and between Brett Lee Bamert Trustee of The Brett Lee Bamert 2012 Trust and Pattern Panhandle Wind 2 LLC, dated August 15, 2013 (“Option Agreement”), as evidenced of record by that certain Memorandum of Option and Easement, dated August 15, 2013, recorded August 16, 2013, as Document No. 2013-00001211, in Volume 589, page 279, and re-recorded on November 11, 2013, as Document No. 2013-00001695, in Volume 596, Page 118, Official Public Records, Carson County, Texas. The exercise of the option granted in the Option Agreement, being evidenced by that certain Notice of Exercise Option dated December 2, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded December 4, 2013 as Document No. 2013-00001837, in Volume 598, Page 174, Official Public Records, Carson County, Texas.

Tract 23 – Parcel 2
Fee Owner:  Brett Lee Bamert, Trustee of The Brett Lee Bamert 2012 Trust
Commitment No. 10652V

Amended and Restated Common Facilities Easement by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC made and entered into as of December 17, 2013, effective as of August 19, 2013, recorded December 18, 2013 as Document No. 2013-00001958, in Volume 600, Page 209, Official Public Records, Carson County, Texas.  Undivided interests in certain properties and assets evidenced pursuant to that certain Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated August 19, 2013, as amended by that certain Amendment to Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated December 18, 2013, recorded December 18, 2013 as

Document No. 2013-00001957 in Volume 600, Page 175, Official Public Records, Carson County, Texas.

Tract 24 Parcel 1
Fee Owner:  Freeman Bros Inc.
Commitment No. 10652W

Easement created pursuant to the following documents:  Option Agreement and Easement Agreement for Transmission Line Easement by and between Freeman Bros. Inc. and Pattern Panhandle Wind 2 LLC, dated July 29, 2013 (“Option Agreement”), as evidenced of record by that certain Memorandum of Option and Easement dated July 29, 2013, recorded July 31, 2013, as Document No. 2013-00001109, in Volume 588, Page 1, and re-recorded on November 13, 2013 as Document No. 2013-00001694, in Volume 596, Page 109, Official Public Records, Carson County, Texas. The exercise of the option granted in the Option Agreement, being evidenced by that certain Notice of Exercise Option dated December 2, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded December 4, 2013 as Document No. 2013-00001839, in Volume 598, Page 183, Official Public Records, Carson County, Texas.

Tract 24 Parcel 2
Fee Owner:  Freeman Bros Inc.
Commitment No. 10652W

Amended and Restated Common Facilities Easement by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC made and entered into as of December 17, 2013, effective as of August 19, 2013, recorded December 18, 2013 as Document No. 2013-00001958, in Volume 600, Page 209, Official Public Records, Carson County, Texas.  Undivided interests in certain properties and assets evidenced pursuant to that certain Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated August 19, 2013, as amended by that certain Amendment to Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001957 in Volume 600, Page 175, Official Public Records, Carson County, Texas.

Tract 25 Parcel 1
Fee Owner:  Dudley Pohnert and Cindy Pohnert
Commitment No. 10652X

Easement created pursuant to the following documents:  Option Agreement and Easement Agreement for Transmission Line Easement by and between Dudley Pohnert and Cindy Pohnert, husband and wife and Pattern Panhandle Wind 2 LLC, dated August 9, 2013 (“Option Agreement”), as evidenced of record by that certain Memorandum of Option and Easement, dated August 9, 2013, recorded

August 15, 2013, as Document No. 2013-00001206, in Volume 589, page 248, and re-recorded on November 13, 2013 as Document No. 2013-00001693, in Volume 596, Page 102, Official Public Records, Carson County, Texas. The exercise of the option granted in the Option Agreement, being evidenced by that certain Notice of Exercise Option dated December 2, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded December 4, 2013 as Document No. 2013-00001838, in Volume 598, Page 179, Official Public Records, Carson County, Texas.

Tract 25 Parcel 2
Fee Owner:  Dudley Pohnert and Cindy Pohnert
Commitment No. 10652X

Amended and Restated Common Facilities Easement by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC made and entered into as of December 17, 2013, effective as of August 19, 2013, recorded December 18, 2013 as Document No. 2013-00001958, in Volume 600, Page 209, Official Public Records, Carson County, Texas.  Undivided interests in certain properties and assets evidenced pursuant to that certain Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated August 19, 2013, as amended by that certain Amendment to Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001957 in Volume 600, Page 175, Official Public Records, Carson County, Texas.

Tract 26 Parcel 1
Fee Owner:  Stephen Warminski
Commitment No. 10652Y

Easement created pursuant to the following documents:  Option Agreement and  Easement Agreement for Transmission Line Easement by and between Stephen Warminski and Bonnye Warminski and Pattern Panhandle Wind 2 LLC, dated October 22, 2013 (“Option Agreement”), as evidenced of record by that certain Memorandum of Option and Easement dated October 22, 2013, recorded October 30, 2013, as Document No. 2013-00001629, in Volume 595, Page 208, Official Public Records, Carson County, Texas. The exercise of the option granted in the Option Agreement, being evidenced by that certain Notice of Exercise Option dated November 22, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded November 27, 2013 as Document No. 2013-00001805, in Volume 597, Page 457, Official Public Records, Carson County, Texas.

Tract 26 Parcel 2
Fee Owner:  Stephen Warminski
Commitment No. 10652Y

Amended and Restated Common Facilities Easement by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC made and entered into as of December 17, 2013, effective as of August 19, 2013, recorded December 18, 2013 as Document No. 2013-00001958, in Volume 600, Page 209, Official Public Records, Carson County, Texas.  Undivided interests in certain properties and assets evidenced pursuant to that certain Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated August 19, 2013, as amended by that certain Amendment to Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001957 in Volume 600, Page 175, Official Public Records, Carson County, Texas.

Tract 27 Parcel 1
Fee Owner:  John Homen and Tonya Homen
Commitment No. 10652Z

Easement created pursuant to the following documents:  Option Agreement and Easement Agreement for Transmission Line Easement by and between John Homen and Tonya Homen and Pattern Panhandle Wind 2 LLC, dated October 22, 2013 (“Option Agreement”), as evidenced of record by that certain Memorandum of Option and Easement dated October 22, 2013, recorded October 30, 2013, as Document No. 2013-00001630, in Volume 595, Page 215, Official Public Records, Carson County, Texas. The exercise of the option granted in the Option Agreement, being evidenced by that certain Notice of Exercise Option dated November 22, 2013, executed by Pattern Panhandle Wind 2 LLC, recorded November 27, 2013 as Document No. 2013-00001808, in Volume 597, Page 470, Official Public Records, Carson County, Texas.

Tract 27 Parcel 2
Fee Owner:  John Homen and Tonya Homen
Commitment No. 10652Z

Amended and Restated Common Facilities Easement by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC made and entered into as of December 17, 2013, effective as of August 19, 2013, recorded December 18, 2013 as Document No. 2013-00001958, in Volume 600, Page 209, Official Public Records, Carson County, Texas.  Undivided interests in certain properties and assets evidenced pursuant to that certain Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated August 19, 2013, as amended by that certain Amendment to Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001957 in Volume 600, Page 175, Official Public Records, Carson County, Texas.

Tract 28 Parcel 1
Fee Owner:  Cross Texas Transmission, LLC
Commitment No. 10652AA

Transmission Easement Agreement by and between Cross Texas Transmission, LLC and Pattern Panhandle Wind 2 LLC, dated December 17, 2013 (“Easement Agreement”), recorded December 19, 2013, as Document No. 2013-00001967 in Volume 600, Page 311, Official Public Records, Carson County, Texas.

Tract 28, Parcel 2
Fee Owner:  Cross Texas Transmission, LLC
Commitment No. 10652AA

Amended and Restated Common Facilities Easement by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC made and entered into as of December 17, 2013, effective as of August 19, 2013, recorded December 18, 2013 as Document No. 2013-00001958, in Volume 600, Page 209, Official Public Records, Carson County, Texas.  Undivided interests in certain properties and assets evidenced pursuant to that certain Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated August 19, 2013, as amended by that certain Amendment to Memorandum of Transfer by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated December 18, 2013, recorded December 18, 2013 as Document No. 2013-00001957 in Volume 600, Page 175, Official Public Records, Carson County, Texas.

Tract 29
Fee Owner:  Simms and Son Inc.
Commitment No. 10652FF

Sublease Agreement by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated December 18, 2013, as evidenced of record by that certain Memorandum of Sublease Agreement (Laydown Area Lease – Simms and Son Inc.) dated December 18, 2013, recorded December 18, 2013, as Document No. 2013-00001960 in Volume 600, Page 272, Official Public Records, Carson County, Texas.

Tract 30
Fee Owner:  Stephen Warminski
Commitment No. 10652DDD

Sublease Agreement by and between Pattern Panhandle Wind LLC and Pattern Panhandle Wind 2 LLC dated December 18, 2013, as evidenced of record by that certain Memorandum of Sublease Agreement (Laydown Area Lease – Warminski) dated December 18, 2013, recorded December 18, 2013, as

Document No. 2013-00001961 in Volume 600, Page 277, Official Public Records, Carson County, Texas.

BNSF License:

License for Electric Supply Line Across or Along Railway Property (Electric Light, Power Supply, Irrespective of Voltage, Overhead or Underground) effective as of November 18, 2013 by and between BNSF Railway Company, a Delaware corporation (“Licensor”) and Pattern Panhandle Wind 2 LLC, a Delaware limited liability company (“Licensee”), as evidenced of record by that certain Memorandum of License for Electric Supply Line Agreement dated November 18, 2013; Tracking No. 13-48626

Biggs Purchase Option:

Option Agreement dated September 30, 2013 by and between Jerry D. Biggs and Judy L. Biggs and Panhandle, as evidenced of record by that certain Memorandum of Option Agreement dated September 30, 2013, recorded October 1, 2013, as Document No. 2013-00001434, in Volume 592, Page 477, Official Public Records, Carson County, Texas, as amended by that certain First Amendment to Option Agreement and First Amendment to Memorandum of Option Agreement dated October 24, 2013 by and between Jerry D. Biggs and July L. Biggs and Panhandle, recorded on November 7, 2013, as Document No. 2013-00001670, in Volume 595, Page 499, Official Public Records, Carson County, Texas.